UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nielsen Holdings N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nielsen Holdings N.V.
PROXY STATEMENT
Annual Meeting of Shareholders

May 7, 2013
9:00 a.m. (Eastern Time)

April 15, 2013

Dear Fellow Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Nielsen Holdings N.V. to be held at 9:00 a.m. (Eastern Time) on Tuesday, May 7, 2013.

We are very pleased that once again this year you will be able to attend and address the Annual Meeting of Shareholders online, vote your shares electronically and ask questions during the meeting by visiting www.virtualshareholdermeeting.com/NLSN.

The Board of Directors has fixed the close of business on April 9, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at our Annual Meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning the enclosed proxy card, or by attending the Annual Meeting online. You may also submit your proxy card in person in Amsterdam, the Netherlands on the day of the Annual Meeting.

Attached to this letter are the Notice of Annual Meeting, the Proxy Statement and the proxy card. We are also enclosing our Annual Report for the year ended December 31, 2012. These proxy materials are first being mailed to shareholders on or about April 15, 2013.

Thank you for your continued support of Nielsen Holdings N.V.

Sincerely,

David L. Calhoun

Chief Executive Officer and Director

2013 Proxy Statement	Nielsen Holdings N.V.

Summary of Proxy Information

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the complete proxy statement and appendices before voting.

ANNUAL MEETING: TUESDAY MAY 7, 2013 AT 9AM E.T.

ATTENDING BY INTERNET www.virtualshareholdermeeting.com/NLSN You will need the 12-digit control number included on your proxy card.	ATTENDING IN PERSON Offices of Clifford Chance, LLP Droogbak 1A, Amsterdam, the Netherlands You must bring the admission ticket, proxy card and photo identification.

ANNUAL REPORT AND PROXY MATERIALS

Available at www.proxyvote.com (use the 12-digit control number included on your proxy card) and at www.nielsen.com/investors.

PROPOSALS TO BE VOTED UPON

Proposal		Board Recommendation
Proposal No. 1	Adoption of Dutch Annual Accounts for 2012
Proposal No. 2	Discharge of Members of the Board of Directors from Liability Pursuant to Dutch Law
Proposal No. 3	Election of Directors	for each nominee
Proposal No. 4	Ratification of Independent Registered Public Accounting Firm
Proposal No. 5	Appointment of Auditor for Our Dutch Annual Accounts
Proposal No. 6	Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan
Proposal No. 7	Extension of Authority of the Board of Directors to Repurchase up to 10% of Our Issued Share Capital Until November 7, 2014
Proposal No. 8	Non-Binding, Advisory Vote on Executive Compensation

NOMINEES FOR BOARD OF DIRECTORS

Nominee	Age	Principal Occupation	Committees
David L. Calhoun	55	Chief Executive Officer, Nielsen
James A. Attwood, Jr.	54	Managing Director, The Carlyle Group	Compensation, Nomination and Governance
Richard J. Bressler	55	Managing Director, Thomas H. Lee Partners, L.P.	Compensation, Nomination and Governance
Patrick Healy	46	Deputy CEO of Hellman & Friedman LLC	Compensation, Nomination and Governance
Karen M. Hoguet	56	Chief Financial Officer of Macy’s Inc.	Audit, Compensation
James M. Kilts	65	Founding partner of Centerview Capital
Alexander Navab	47	Member of KKR Management LLC, general partner of KKR & Co. L.P.	Compensation, Nomination and Governance
Robert Pozen	66	Consultant to MFS Investment Management	Audit, Nomination and Governance
Vivek Ranadivé	55	Chief Executive Officer and Chairman of TIBCO Software Inc.
Robert Reid	40	Senior Managing Director at The Blackstone Group	Compensation, Nomination and Governance
Javier Teruel	62	Partner of Spectron Desarrollo, SC	Audit, Compensation

2013 Proxy Statement	Nielsen Holdings N.V.	i

SUMMARY OF PROXY INFORMATION

PROXY VOTING METHODS

Shareholders holding shares of our common stock at the close of business in New York on April 9, 2013 may vote their shares by proxy through the Internet, by telephone or by mail or by attending the Annual Meeting online. Shareholders may also submit their proxy cards in person in Amsterdam, the Netherlands on the day of the Annual Meeting. For shares held through a bank, broker or other nominee, shareholders may vote by submitting voting instructions to the bank, broker or other nominee. To reduce our administrative and postage costs, we ask that shareholders vote through the Internet or by telephone, both of which are available 24 hours a day, seven days a week. Shareholders may revoke their proxies at the times and in the manners described on page 4 of the Proxy Statement.

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet, by telephone or by mail, your vote must be received by 11:59 p.m. (Eastern Time) on May 6, 2013 to be counted.

If you hold shares through Nielsen’s 401(k) plan, trusteed by Fidelity Management Trust Company, your vote must be received by 11:59 p.m. Eastern Time on May 2, 2013. Those votes cannot be changed or revoked after that time, and those shares cannot be voted in person at the Annual Meeting.

TO VOTE BY PROXY:

BY INTERNET

•  Go to the website
www.proxyvote.com
and follow the instructions,
24 hours a day,
seven days a week.

•  You will need the 12-digit
Control Number included
on your proxy card in order
to vote online.

BY TELEPHONE

•  From a touch-tone phone,
dial 1-800-690-6903

and follow the recorded
instructions, 24 hours a day,
seven days a week.

•  You will need the 12-digit
Control Number included
on your proxy card in order
to vote by telephone.

BY MAIL

•  Mark your selections on
the enclosed proxy card.

• Date and sign your name
exactly as it appears on
your proxy card.

• Mail the proxy card in the
postage-paid envelope that
will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

2013 Proxy Statement	Nielsen Holdings N.V.	ii

Notice of Annual Meeting of Shareholders

TIME	9:00 a.m. (Eastern Time) on Tuesday, May 7, 2013.

PLACE	You may attend our Annual Meeting in person at the offices of Clifford Chance, LLP at Droogbak 1A in Amsterdam, the Netherlands. You must bring the admission ticket included with your proxy card and photo identification to gain entrance to the Annual Meeting in Amsterdam. Nielsen directors and members of management will attend the Annual Meeting via live webcast. You will also be able to attend the Annual Meeting online, vote your shares electronically and ask your questions and discuss matters of relevance during the meeting by visiting www.virtualshareholdermeeting.com/NLSN. You will need the 12-digit control number included on your proxy card to enter the meeting.

ITEMS OF BUSINESS	To (a) discuss the annual report of the Board of Directors required by Dutch law for the year ended December 31, 2012, (b) adopt our Dutch statutory annual accounts for the year ended December 31, 2012 and (c) authorize the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2013, in the English language;

To discharge the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2012;

To elect the Executive and the Non-Executive Directors of the Board of Directors as listed herein;

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013;

To appoint Ernst & Young Accountants LLP as our auditor who will audit our Dutch statutory annual accounts for the year ending December 31, 2013;

To approve the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan;

To approve the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 7, 2014 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded;

To approve in a non-binding, advisory vote the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to the rules of the Securities and Exchange Commission; and

To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

2013 Proxy Statement	Nielsen Holdings N.V.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

RECORD DATE	April 9, 2013.

ANNUAL REPORT	A copy of our Annual Report is available at www.proxyvote.com and
www.nielsen.com/investors. You will need the 12-digit control number included on your proxy card in order to access the Annual Report on www.proxyvote.com.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail. Shareholders may also submit their proxy cards in person in Amsterdam, the Netherlands on the day of the Annual Meeting. Internet, telephone and mail proxy voting procedures are described in the preceding section entitled Proxy Voting Methods, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee.

Whether or not you plan to attend the Annual Meeting, please vote electronically or by telephone or please sign and date the enclosed proxy card and return it promptly. If shares are held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. Any shareholder may vote at the Annual Meeting, thereby canceling any previous proxy, provided that if your shares are held through a bank, broker or other nominee you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or other nominee) to be able to submit your vote in person in Amsterdam, the Netherlands on the day of the Annual Meeting.

By Order of the Board of Directors,

Harris Black

Corporate Secretary

This Notice of Annual Meeting, the Proxy Statement and the proxy card are being mailed on or about April 15, 2013.

2013 Proxy Statement	Nielsen Holdings N.V.

2013 Proxy Statement	Nielsen Holdings N.V.

Table of Contents  continued

2013 Proxy Statement	Nielsen Holdings N.V.

General Information

WHY AM I BEING PROVIDED WITH THESE MATERIALS?

We have delivered printed versions of this Proxy Statement, the enclosed proxy card and our Annual Report for the year ended December 31, 2012 (together referred to as the “Proxy Materials”) to you by mail in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Nielsen Holdings N.V. (“Nielsen,” “we” or the “Company”) of proxies to be voted at our Annual Meeting of Shareholders to be held on May 7, 2013 (the “Annual Meeting”), and at any adjournments or postponements of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Banks, brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners.

You are invited to attend the Annual Meeting and vote your shares online or by submitting your proxy card in person.

WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?

We will be hosting the Annual Meeting live via the Internet. Any shareholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/NLSN. The webcast will start at 9:00 a.m. (Eastern Time). You will need your 12-digit control number included on your proxy card in order to be able to enter the Annual Meeting. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/NLSN.

Any shareholder can also attend our Annual Meeting at the offices of Clifford Chance, LLP at Droogbak 1A in Amsterdam, the Netherlands. Nielsen directors and members of management will attend the Annual Meeting via live webcast. The Annual Meeting will start at 9:00 a.m. (Eastern Time). To gain physical access to the Annual Meeting, you must bring photo identification along with the admission ticket included with your proxy card. A person who wishes to exercise the right to vote at the Annual Meeting in Amsterdam must sign the attendance list prior to the meeting, stating his or her name, the name(s) of the person(s) for whom he or she acts as proxy, the number of shares he or she is representing and, as far as applicable, the number of votes he or she is able to cast. You may vote shares held through a bank, broker or other nominee in person in Amsterdam only if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

Shareholders may vote and ask questions while attending the Annual Meeting.

WHAT AM I VOTING ON?

There are eight proposals scheduled to be voted on at the Annual Meeting:

To (a) adopt our Dutch statutory annual accounts for the year ended December 31, 2012 and (b) authorize the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2013, in the English language;

To discharge the members of the Board from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2012;

To elect the Executive and the Non-Executive Directors of the Board as listed herein;

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013;

To appoint Ernst & Young Accountants LLP as our auditor who will audit our Dutch statutory annual accounts for the year ending December 31, 2013;

To approve the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan;

2013 Proxy Statement	Nielsen Holdings N.V.	1

GENERAL INFORMATION

To approve the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 7, 2014 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded; and

To approve, in a non-binding, advisory vote the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to the rules of the Securities and Exchange Commission (the “SEC”).

The shareholders may also vote at the Annual Meeting on such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

WHO IS ENTITLED TO VOTE?

Holders of shares of the Company’s common stock as of the close of business on April 9, 2013 (the “record date”) may vote at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

There is no minimum requirement in order to establish a quorum at the Annual Meeting for the transaction of business.

HOW MANY VOTES DO I HAVE?

Shareholders holding shares of our common stock at the close of business on April 9, 2013 are entitled to one vote at our Annual Meeting for each share of our common stock held by them. As of April 1, 2013, we had 373,937,526 shares of common stock outstanding.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

Directors will be appointed by the majority of the votes cast in respect of the shares present or represented by proxy at the Annual Meeting and from the list of nominees presented herein. Shareholders may also appoint directors without the prior nomination by the Board of Directors by way of a shareholders’ resolution adopted with a majority of at least two-thirds of the votes cast, representing more than one-half of our capital stock.

A majority of the votes cast is also required for (a) adopting our Dutch statutory annual accounts for the year ended December 31, 2012, (b) authorizing the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2013, in the English language, (c) the discharge of members of the Board of Directors from liability pursuant to Dutch law, (d) the appointment of the auditors who will audit our Dutch statutory annual accounts, (e) the approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan and (f) the extension of the authority of the Board of Directors to repurchase our shares.

A majority of the votes cast is also required for the ratification of the appointment of the independent registered public accounting firm and the approval of the compensation paid to our named executive officers. It is important to note that these proposals are both non-binding and advisory. Therefore, the Company and/or the Board of Directors may determine to act in a manner inconsistent with the outcomes of such proposals.

Valcon Acquisition Holding (Luxembourg) S.à r.l. (“Luxco”), through which affiliates of AlpInvest Partners, The Blackstone Group, The Carlyle Group, Centerview Partners, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners (collectively referred to in this Proxy Statement as the “Sponsors”) own our common stock, has the right to vote the majority of the outstanding shares of our common stock and has advised us that it intends to vote all such shares in favor of each director nominee listed herein (Proposal No. 3) and in favor of Proposal Nos. 1, 2, 4, 5, 6, 7 and 8. As a result, we are assured the election of the director nominees listed herein and the approval of Proposal Nos. 1, 2, 4, 5, 6, 7 and 8.

2013 Proxy Statement	Nielsen Holdings N.V.	2

GENERAL INFORMATION

HOW ARE VOTES COUNTED?

Abstentions: Votes may be cast in favor of or against or you may abstain from voting. If you intend to abstain from voting for any director nominee or proposal, you will need to check the abstention box for such director nominee or proposal, in which case your vote will not have any effect on the outcome of the election of such director nominee or on the outcome of such proposal.

Broker Non-Votes: Broker non-votes occur when shares held by a bank, broker or other nominee are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares and (2) the bank, broker or other nominee lacks the authority to vote the shares at its/his/her discretion.

Abstentions and broker “non-votes” will not affect the voting results.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein (Proposal No. 3) and “FOR” Proposal Nos. 1, 2, 4, 5, 6, 7 and 8, as recommended by the Board of Directors, and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted on, in each case as indicated on the proxy card.

WHO WILL COUNT THE VOTES?

Representatives of Broadridge Financial Solutions, Inc. (the “Inspectors of Election”) will tabulate the votes and act as inspectors of election.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

Our Board of Directors recommends that you vote your shares:

•

“FOR” the adoption of our Dutch statutory annual accounts for the year ended December 31, 2012, and the authorization of the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2013, in the English language;

•	“FOR” the discharge of the members of the Board from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2012;

•	“FOR” each of the nominees for Executive and Non-Executive Directors of the Board set forth in this Proxy Statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013;

•	“FOR” the appointment of Ernst & Young Accountants LLP as our auditor who will audit our Dutch statutory annual accounts for the year ending December 31, 2013;

•	“FOR” the approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan;

•

“FOR” the approval of the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 7, 2014 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded; and

•	“FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC rules.

2013 Proxy Statement	Nielsen Holdings N.V.	3

GENERAL INFORMATION

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

If you are a shareholder of record on April 9, 2013, you may vote by granting a proxy:

•

By Internet: If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit Control Number included on your proxy card in order to vote by Internet.

•

By Telephone: If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 12-digit Control Number included on your proxy card in order to vote by telephone.

•

By Mail: By completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

For shares held in “street name,” you may vote by submitting voting instructions to your bank, broker or nominee.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 6, 2013 for the voting of shares held by shareholders of record or held in “street name” and 11:59 p.m. (Eastern Time) on May 2, 2013 for the voting of shares held through Nielsen’s 401(k) plan.

Mailed proxy cards with respect to shares held of record or in “street name” must be received no later than May 6, 2013. Mailed proxy cards with respect to shares held through Nielsen’s 401(k) plan must be received no later than May 2, 2013.

MAY I VOTE AT THE ANNUAL MEETING RATHER THAN BY PROXY?

Although we encourage you to vote through the Internet or the telephone or to complete and return a proxy card prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares online or by submitting your proxy in person in Amsterdam. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

All holders of common stock as of April 9, 2013, including shareholders of record and shareholders who hold their shares through banks, brokers, other nominees or any other holders of record as of April 9, 2013, are encouraged to attend the Annual Meeting online. You will need your 12-digit control number included on your proxy card in order to be able to enter the Annual Meeting online. If you plan to vote in person in Amsterdam, please bring the admission ticket included with your proxy card and photo identification. If your shares are held in the name of a bank, broker or other nominee, please also bring with you a letter (and a legal proxy if you wish to vote your shares) from the bank, broker or other nominee confirming your ownership as of the record date, which is April 9, 2013. Failure to bring such a letter may delay your ability to attend or prevent you from attending in Amsterdam in person.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS ON OR ABOUT THE SAME TIME?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.

MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than May 6, 2013;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 6, 2013;

2013 Proxy Statement	Nielsen Holdings N.V.	4

GENERAL INFORMATION

•	Submitting a properly signed proxy card with a later date that is received no later than May 6, 2013; or

•	Attending the Annual Meeting, revoking your proxy and voting online or submitting your vote in person.

If you hold shares through the Nielsen 401(k) plan, you may change your vote and revoke your proxy by any of the first three methods listed above if you do so no later than 11:59 p.m. (Eastern Time) on May 2, 2013. You cannot, however, revoke or change your proxy with respect to shares held through the Nielsen 401(k) plan after that date, and you cannot vote those shares in person at the Annual Meeting.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting online or by submitting your vote in person, provided that if your shares are held in “street name” you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or other nominee) to be able to submit your vote in person.

We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, internet and facsimile transmission.

IS MY VOTE CONFIDENTIAL?

Proxy cards and voting tabulations that identify individual shareholders are mailed or returned directly to the Inspectors of Election and handled in a manner that protects your voting privacy. Your vote will not be disclosed except:

•	as needed to permit the Inspectors of Election to tabulate and certify the vote;

•	as required by law; or

•	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

COMPANY INFORMATION AND MAILING ADDRESS

Nielsen Holdings N.V. is a Dutch public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. Our common stock trades on the New York Stock Exchange under the symbol “NLSN.” Our principal executive offices in the United States are located at 85 Broad Street, New York, NY 10004. Our telephone number is 1 (646) 654-5000. Our website address is www.nielsen.com. Information on our website is not incorporated into this Proxy Statement.

The terms “Company,” “Nielsen,” “we,” “our” or “us,” as used herein, refer to Nielsen Holdings N.V. unless otherwise stated or indicated by context. The term “TNC B.V.,” as used herein, refers to The Nielsen Company B.V., a subsidiary of Nielsen.

2013 Proxy Statement	Nielsen Holdings N.V.	5

GENERAL INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 7, 2013:

This Proxy Statement and our Annual Report for the year ended December 31, 2012 are available at www.proxyvote.com and www.nielsen.com/investors. You will need the 12-digit control number included on your proxy card in order to access the proxy materials on www.proxyvote.com.

The Annual Meeting will be held at 9:00 a.m. (Eastern Time) on Tuesday, May 7, 2013. You may attend the meeting online by visiting www.virtualshareholdermeeting.com/NLSN. You may also attend the meeting in person at the offices of Clifford Chance LLP at Droogbak 1A in Amsterdam, the Netherlands. Nielsen directors and members of management will attend the meeting via live webcast.

2013 Proxy Statement	Nielsen Holdings N.V.	6

PROPOSAL NO. 1

Adoption of Dutch Annual Accounts for 2012

At the Annual Meeting, you will be asked to (a) adopt our Dutch statutory annual accounts required under Dutch law and our articles of association (the “Dutch Annual Accounts”) for the year ended December 31, 2012 and (b) authorize the preparation of our Dutch Annual Accounts and the annual report of the Board of Directors as required by Dutch law (the “Dutch Annual Report”) for the year ending December 31, 2013 in the English language.

Our Dutch Annual Accounts are prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (IFRS), and Dutch law. The Dutch Annual Report for the year ended December 31, 2012, contains information included in our annual report on Form 10-K and other information required by Dutch law. Our Dutch Annual Report and Dutch Annual Accounts, in each case for the year ended December 31, 2012, can be accessed through our website, www.nielsen.com, and may be obtained free of charge by request to our office at Diemerhof 2, 1112 XL Diemen, the Netherlands and at our offices at 40 Danbury Road, Wilton, Connecticut 06897, United States of America.

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to adopt our Dutch Annual Accounts for the year ended December 31, 2012 and to authorize the preparation of our Dutch Annual Accounts and Dutch Annual Report for the year ending December 31, 2013 in the English language.

The Board of Directors recommends that shareholders vote “FOR” the adoption of our Dutch annual accounts for the year ended December 31, 2012 and the authorization of the preparation of our Dutch annual accounts and Dutch annual report for the year ending December 31, 2013 in the English language.

2013 Proxy Statement	Nielsen Holdings N.V.	7

PROPOSAL NO. 2

Discharge of Members of the Board of Directors from Liability Pursuant to Dutch Law

Under Dutch law, at the Annual Meeting, shareholders may discharge the members of the Board of Directors from liability in respect of the exercise of their duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of the Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Board of Directors from liability in respect of the exercise of their duties during 2012.

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to so discharge the members of the Board of Directors.

The Board of Directors recommends shareholders vote “FOR” the discharge of the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2012.

2013 Proxy Statement	Nielsen Holdings N.V.	8

PROPOSAL NO. 3

Election of Directors

Our articles of association provide that our Board of Directors will consist of one or more executive directors and one or more non-executive directors. The number of executive and non-executive directors is determined from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at eleven. Acting upon the recommendation of its Nomination and Corporate Governance Committee and taking into account the rights of certain shareholders pursuant to the shareholders’ agreement described under “Certain Relationships and Related Party Transactions – Shareholders’ Agreement,” our Board has nominated the eleven persons identified herein for election as directors. Directors will hold office until the end of the next annual meeting of shareholders and the election and qualification of their successors or until resignation. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of these eleven nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information describes the names, ages as of March 31, 2013 and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

DAVID L. CALHOUN	Age 55

Mr. Calhoun has been the Chief Executive Officer of Nielsen since May 2010 and a director of Nielsen since its initial public offering in January 2011 (the “IPO”). Mr. Calhoun also serves as Chairman of the Executive Board and Chief Executive Officer of TNC B.V., a position he has held since September 2006. Prior to joining Nielsen, Mr. Calhoun was a Vice Chairman of the General Electric Company and President and CEO of GE Infrastructure, the largest of GE’s six business segments and comprised of Aviation, Energy, Oil & Gas, Transportation, and Water & Process Technologies, as well as GE’s Commercial Aviation Services and Energy Financial Services businesses. From 2003 until becoming a Vice Chairman of GE and President and CEO of GE Infrastructure in 2005, Mr. Calhoun served as President and CEO of GE Transportation, which is made up of GE’s Aircraft Engines and Rail businesses. Prior to joining Aircraft Engines in July 2000, Mr. Calhoun served as President and CEO of Employers Reinsurance Corporation from 1999 to 2000; President and CEO of GE Lighting from 1997 to 1999; and President and CEO of GE Transportation Systems from 1995 to 1997. From 1994 to 1995, he served as President of GE Plastics for the Pacific region. Mr. Calhoun joined GE upon graduation from Virginia Polytechnic Institute in 1979. Mr. Calhoun serves on the boards of directors of The Boeing Company and Caterpillar Inc.

JAMES A. ATTWOOD, JR.	Age 54

Mr. Attwood has been a non-executive director of Nielsen since June 2006. Mr. Attwood has also served as a member of the Supervisory Board of TNC B.V. since July 28, 2006. Mr. Attwood is a Managing Director of The Carlyle Group and Head of the Global Telecommunications and Media Group. Prior to joining The Carlyle Group in 2000, Mr. Attwood was with Verizon Communications, Inc. and GTE Corporation. Prior to GTE, he was with Goldman, Sachs & Co. Mr. Attwood serves as a member of the boards of directors of Syniverse Holdings, Inc., Getty Images and CoreSite Realty Corporation. Mr. Attwood graduated summa cum laude from Yale University with a B.A. in applied mathematics and an M.A. in statistics and received both J.D. and M.B.A. degrees from Harvard University.

2013 Proxy Statement	Nielsen Holdings N.V.	9

PROPOSAL NO. 3 – Election of Directors

RICHARD J. BRESSLER	Age 55

Mr. Bressler has been a non-executive director of Nielsen since the IPO. Mr. Bressler has also served as a member of the Supervisory Board of TNC B.V. since July 28, 2006. Mr. Bressler joined Thomas H. Lee Partners, L.P. as a Managing Director in 2006. From May 2001 through 2005, Mr. Bressler was Senior Executive Vice President and Chief Financial Officer of Viacom Inc. Before joining Viacom, Mr. Bressler was Executive Vice President of AOL Time Warner Inc. and Chief Executive Officer of AOL Time Warner Investments. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive Officer of Time Warner Digital Media and Executive Vice President and Chief Financial Officer of Time Warner Inc. Before joining Time Warner Inc., Mr. Bressler was a partner with Ernst & Young. Mr. Bressler serves on the boards of directors of Gartner, Inc. and CC Media Holdings, Inc. and during the past five years has been a director of American Media Operations, Inc. and Warner Music Group. Mr. Bressler is also a Board Observer for Univision Communications, Inc. In addition, he served as Chairman for the Center for Communication Board and served on the Duke University Fuqua School of Business Board of Visitors, New School University Board of Trustees, the J.P. Morgan Chase National Advisory Board and the Columbia University School of Arts Deans’ Council. Mr. Bressler holds a B.B.A. in Accounting from Adelphi University.

PATRICK HEALY	Age 46

Mr. Healy has been a non-executive director of Nielsen since June 2006. Mr. Healy has also served as a member of the Supervisory Board of TNC B.V. since June 13, 2006. Mr. Healy is Deputy CEO of Hellman & Friedman LLC. He is a member of the firm’s Investment Committee and leads the firm’s London office and international activities. Prior to joining Hellman & Friedman in 1994, Mr. Healy was employed by James D. Wolfensohn Incorporated and Consolidated Press Holdings in Australia. Mr. Healy is currently a director of Securitas Direct (through Verisure Topholding AB), Wood Mackenzie (through H&F Nugent I Limited) and Gaztransport et Technigaz S.A.S. During the past five years he has been a director of Mondrian Investment Partners Ltd. and Gartmore Investment Management Limited. Mr. Healy graduated from Harvard College and earned an MBA from the Harvard Business School.

KAREN M. HOGUET	Age 56

Ms. Hoguet has been a non-executive director of Nielsen since the IPO. Ms. Hoguet has also served as a member of The Supervisory Board of TNC B.V. since November 18, 2010. She has been the Chief Financial Officer of Macy’s Inc. since February 2009; she previously served as Executive Vice President and Chief Financial Officer of Macy’s from June 2005 to February 2009. Ms. Hoguet served as Senior Vice President and Chief Financial Officer of Macy’s from October 1997 to June 2005. Ms. Hoguet graduated from Brown University and earned an MBA from Harvard Business School.

JAMES M. KILTS	Age 65

Mr. Kilts has been a non-executive director and Chairman of the Board of Nielsen since the IPO. Mr. Kilts has also served as a member of the Supervisory Board of TNC B.V. since November 23, 2006 and has served as Chairman of the Supervisory Board of TNC B.V. since May 21, 2009. Mr. Kilts is a founding partner of Centerview Capital, whose affiliates invest in the Company and its majority shareholder, Valcon Acquisition Holding (Luxembourg) S.à r.l. Prior to joining Centerview Capital, Mr. Kilts was Vice Chairman of the Board of The Procter & Gamble Company. Mr. Kilts was formerly Chairman of the Board, Chief Executive Officer and President of The Gillette Company before the company’s merger with Procter & Gamble in October 2005. Prior to Gillette, Mr. Kilts had served at different times as President and Chief Executive Officer of Nabisco, Executive Vice President of the Worldwide Food Group of Philip Morris, President of Kraft USA and Oscar Mayer, President of Kraft Limited in Canada, and Senior Vice President of Kraft International. A graduate of Knox College, Galesburg, Illinois, Mr. Kilts earned a Masters of Business Administration degree from the University of Chicago. Mr. Kilts is currently a member of the boards of directors of Metropolitan Life Insurance Co., MeadWestvaco Corporation and Pfizer Inc. He is also a member of the Board of Overseers of Weill Cornell Medical College. Mr. Kilts serves on the Board of Trustees of Knox College and the University of Chicago and is a member of the Advisory Council of the University of Chicago Booth School of Business.

2013 Proxy Statement	Nielsen Holdings N.V.	10

PROPOSAL NO. 3 – Election of Directors

ALEXANDER NAVAB	Age 47

Mr. Navab has been a non-executive director of Nielsen since June 2006. Mr. Navab has also served as a member of the Supervisory Board of TNC B.V. since June 13, 2006. Since October 2009, Mr. Navab has been a member of KKR Management LLC, the general partner of KKR & Co. L.P. (prior to that, he was a member of KKR & Co. L.L.C., the general partner of Kohlberg Kravis Roberts & Co. L.P.), where he is co-head of North American Private Equity and heads the Media and Communications Industry Team. Prior to joining KKR in 1993, Mr. Navab was with James D. Wolfensohn Incorporated and prior to that he was with Goldman, Sachs & Co. Mr. Navab is currently a director of Visant and Weld North. Mr. Navab received a B.A. with Honors, Phi Beta Kappa, from Columbia College and an M.B.A. with High Distinction from the Harvard Graduate School of Business Administration.

ROBERT POZEN	Age 66

Mr. Pozen has been a non-executive director of Nielsen since the IPO. Mr. Pozen has also served as a member of the Supervisory Board of TNC B.V. since May 1, 2010. Since January 1, 2012, Mr. Pozen serves as a consultant to MFS Investment Management. From July 1, 2010 through December 31, 2011, he was Chairman Emeritus of MFS Investment Management. Prior to that, he was Chairman of MFS Investment Management since February 2004. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003. Mr. Pozen was also the John Olin Visiting Professor, Harvard Law School from 2002-2004 and the chairman of the SEC Advisory Committee on Improvements to Financial Reporting from 2007-2008. From 1987 through 2001, Mr. Pozen worked for Fidelity Investments in various jobs, serving as President of Fidelity Management and Research Co. from 1997 through 2001. He is currently a director of Medtronic, Inc., a director of AMC, a subsidiary of the International Finance Corporation, and he was a director of BCE, Inc. until February 2009. He is a senior lecturer at Harvard Business School, a senior fellow of the Brookings Institution, an advisor to Gelesis, a private biotech company, and a director of three non-profit organizations: the Commonwealth Fund, Management Sciences for Health and the Harvard Neuro-Discovery Center.

VIVEK RANADIVÉ	Age 55

Mr. Ranadivé has been a non-executive director of Nielsen and a member of the Supervisory Board of TNC B.V. since July 26, 2012. He has been the Chief Executive Officer and Chairman of TIBCO Software Inc. (“TIBCO”) since its inception in 1997. Mr. Ranadivé founded Teknekron Software Systems, Inc., TIBCO’s predecessor, in 1985. Prior to founding TIBCO, Mr. Ranadivé was president and founder of a UNIX consulting company. Previously, he held management and engineering positions with Ford Motor Company, M/A-Com Linkabit and Fortune Systems. Mr. Ranadivé is a frequent presenter on such topics as the future of integration, enabling real-time business and unleashing the power of information across enterprises to become more competitive. Mr. Ranadivé earned an MBA from Harvard Business School, where he was a Baker Scholar. He received both a Master’s and Bachelor’s Degree in Electrical Engineering from the Massachusetts Institute of Technology.

ROBERT REID	Age 40

Mr. Reid has been a non-executive director of Nielsen since the IPO. Mr. Reid has also served as a member of the Supervisory Board of TNC B.V. since September 22, 2009. Mr. Reid is a Senior Managing Director in the Corporate Private Equity group at The Blackstone Group. Prior to joining Blackstone in 1998, Mr. Reid worked at the Investment Banking Division at Morgan Stanley & Co. Mr. Reid is a director of ICS Group. Mr. Reid received an AB in Economics from Princeton University where he graduated magna cum laude.

2013 Proxy Statement	Nielsen Holdings N.V.	11

PROPOSAL NO. 3 – Election of Directors

JAVIER G. TERUEL	Age 62

Mr. Teruel has been a non-executive director of Nielsen since the IPO. Mr. Teruel has also served as a member of the Supervisory Board of TNC B.V. since August 13, 2010. He is a Partner of Spectron Desarrollo, SC, an investment management and consulting firm; Retired Vice Chairman (2004 to 2007) of Colgate-Palmolive Company (consumer products), with which he served in positions of increasing importance since 1971, including as Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition, as Vice President of Body Care in Global Business Development in New York, as President and General Manager of Colgate-Mexico, as President of Colgate-Europe, and as Chief Growth Officer responsible for the company’s growth functions. He has served as a director of Starbucks Corporation since 2005 and JCPenney since 2008. He served as a director of the Pepsi Bottling Group, Inc. from 2007 to 2010.

The nominees for election to the Board of Directors named above are hereby proposed for approval by the shareholders, as follows: Mr. Calhoun as an Executive Director and Messrs. Attwood, Bressler, Healy, Kilts, Navab, Pozen, Ranadivé, Reid and Teruel and Ms. Hoguet, each as a Non-Executive Director.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the nominees named above.

2013 Proxy Statement	Nielsen Holdings N.V.	12

The Board of Directors and Certain Governance Matters

The Sponsors own a majority of our outstanding common stock and are party to a shareholders’ agreement described under “Certain Relationships and Related Party Transactions – Shareholders’ Agreement.” Accordingly, we are a “controlled company” under the corporate governance rules of the New York Stock Exchange (the “NYSE”). As a controlled company, we are eligible for exemptions from some of the requirements of these rules, including the requirements (i) that a majority of our Board of Directors consist of independent directors, (ii) that we have a Nomination and Corporate Governance Committee and a Compensation Committee which are each composed entirely of independent directors and governed by a written charter addressing the committee’s purpose and responsibilities and (iii) for annual performance evaluations of the Nomination and Corporate Governance Committee and the Compensation Committee. We utilize, and intend to continue to utilize, some or all of these exemptions for so long as the Sponsors or any other person or entity continues to own a majority of our outstanding voting stock. In the event that we cease to be a controlled company within the meaning of these rules, we will be required to comply with these provisions after the specified transition periods.

The number of our executive and non-executive directors is determined by the Board of Directors from time to time. We remain controlled by the Sponsors and they continue to control the election of members of the Board of Directors through binding nominations made by the Board of Directors, which in turn are made based on recommendations by the Nomination and Corporate Governance Committee. Pursuant to the shareholders’ agreement entered into in connection with the IPO (as subsequently amended), one director may be nominated for appointment from each of The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co., Thomas H. Lee Partners and one from Centerview, who must be Mr. Kilts. As our Sponsors’ ownership in our Company decreases, the number of directors whom they may designate will also decrease. See “Certain Relationships and Related Party Transactions – Shareholders’ Agreement.”

The members of our Board of Directors may be suspended or dismissed at any time at the general meeting of shareholders. If a resolution to suspend or dismiss a director is proposed by the Board, such resolution may be adopted by a majority of the votes validly cast. If no such proposal is made by the Board, then a director may be suspended or dismissed by the general meeting by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital.

Our Chief Executive Officer, who is also a director, is expected to be responsible for the day-to-day management of the Company. Our non-executive directors are expected to supervise our Chief Executive Officer and our general affairs and to provide general advice to the Chief Executive Officer. The non-executive directors perform those acts that are delegated to them pursuant to our articles of association or by our board regulations. One of the non-executive directors, Mr. Kilts, is the chairman of the board.

Each director owes a duty to us to properly perform the duties assigned to him or her and to act in the corporate interest of our Company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. Our directors are expected to be appointed for one year and will be re-electable each year at the annual general meeting of shareholders.

Our Board of Directors has adopted board regulations governing its performance, its decision making, its composition, the tasks and working procedure of the committees and other matters relating to the Board of Directors, the Chief Executive Officer, the non-executive directors and the committees established by the Board of Directors. In accordance with our board regulations, resolutions of our Board of Directors will be adopted by a simple majority of votes cast in a meeting at which at least the majority of its members is present or represented.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

The Board of Directors must make an affirmative determination at least annually as to the independence of each director. A director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Heightened independence standards apply to members of the Audit Committee.

2013 Proxy Statement	Nielsen Holdings N.V.	13

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

The NYSE independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board is also responsible for determining affirmatively, as to each independent director, that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management, the Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.

The categorical standards set forth in our Corporate Governance Guidelines are intended to assist the Board of Directors in determining whether or not certain relationships between our directors and us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed to be material.

The Board of Directors undertook its annual review of director independence. As a result of this review, the Board of Directors affirmatively determined that each of Messrs. Pozen, Ranadivé and Teruel and Ms. Hoguet is independent for purposes of Section 303A.02 of the NYSE listing rules and under our Corporate Governance Guidelines and that each of Messrs. Pozen and Teruel and Ms. Hoguet is independent for purposes of Rule 10A-3(b)(i) of the Exchange Act of 1934 (the “Exchange Act”) and Section 303A.02 of the NYSE listing Rules. In making such determinations, the Board of Directors considered, among other facts and circumstances, our payments to TIBCO, of which Mr. Ranadivé is the Chief Executive Officer, Chairman of the Board of Directors and significant shareholder. Our payments for their products and services constituted less than the greater of $1 million or 2% of TIBCO’s annual consolidated gross revenues during each of its last three fiscal years, which were below the thresholds set forth under the NYSE listing rules and the Company’s categorical standards of director independence.

LEADERSHIP STRUCTURE

Under our Corporate Governance Guidelines, the Board must select from its members its chairperson and the Company’s Chief Executive Officer in any way it considers in the best interests of the Company. Pursuant to our articles of association, a non-executive director must be appointed as the chairperson of the board. Accordingly, Mr. Calhoun serves as our Chief Executive Officer and executive director, while Mr. Kilts serves as our Chairman. Our Board currently believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Kilts’ attention to Board and Committee matters allows Mr. Calhoun to focus more specifically on overseeing the Company’s day-to-day operations as well as strategic opportunities and planning.

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has established the following Committees: an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee. The current composition and responsibilities of each Committee are described below. Members serve on these Committees until their resignation or until otherwise determined by our Board of Directors.

Name	Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee
James A. Attwood, Jr.		• Chairman	•
Richard J. Bressler		•	•
Patrick Healy		•	•
Karen M. Hoguet	• Chairman	•
Alexander Navab		•	•
Robert Pozen	•		• Chairman
Robert Reid		•	•
Javier G. Teruel	•	•

2013 Proxy Statement	Nielsen Holdings N.V.	14

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Pursuant to our Corporate Governance Guidelines, all directors are expected to make every effort to attend all meetings of the Board and meetings of the Committees of which they are members. Directors are encouraged to attend board meetings and meetings of committees of which they are members in person, but may also attend such meetings by telephone or video conference.

During the year ended December 31, 2012, the Board, the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee held eight, nine, six and five meetings, respectively. Each director attended 75% or more of the total number of 2012 meetings of the Board and of the Committees on which each such director served except for Mr. Ranadivé who began his directorship on July 26, 2012.

In accordance with our Corporate Governance Guidelines, the CEO is expected to attend the annual general meeting and each extraordinary general meeting of shareholders. All non-executive directors are encouraged (but not required) to attend the annual general meeting and each extraordinary general meeting of shareholders. Seven directors attended the annual general meeting held in 2012.

COMMITTEE MEMBERSHIP

Audit Committee

Our Audit Committee consists of Messrs. Pozen and Teruel and Ms. Hoguet, with Ms. Hoguet serving as Chairman. The Board of Directors has determined that each of Messrs. Pozen and Teruel and Ms. Hoguet meets the definition of “independent director” under the NYSE listing rules, Rule 10A-3(b)(i) of the Exchange Act and the categorical standards of director independence under our Corporate Governance Guidelines. The Board of Directors has determined that each of Messrs. Pozen and Teruel and Ms. Hoguet qualifies as an “audit committee financial expert” as defined by applicable regulations of the SEC and meets the financial literacy and expertise requirements of the NYSE.

Our Audit Committee supervises and monitors our financial reporting, risk management program and compliance with relevant legislation and regulations. It oversees the preparation of our financial statements, our financial reporting process, our system of internal controls and risk management, our internal and external audit process and our internal and external auditor’s qualifications, independence and performance. Our Audit Committee also reviews our annual and interim financial statements and other public disclosures prior to publication. Our Audit Committee appoints our external auditors, subject to shareholder vote as may be required under Dutch law, and oversees the work of the external and internal audit functions, providing compliance oversight, preapproval of all audit engagement fees and terms, preapproval of audit and permitted non-audit services to be provided by the external auditor, establishing auditing policies, discussing the results of the annual audit, critical accounting policies, significant financial reporting issues and judgments made in connection with the preparation of the financial statements and related matters with the external auditor and reviewing earnings press releases and financial information provided to analysts and ratings agencies.

Compensation Committee

Our Compensation Committee consists of Messrs. Attwood, Bressler, Healy, Navab, Reid and Teruel and Ms. Hoguet, with Mr. Attwood serving as Chairman. As a “controlled company”, we are not required to have a Compensation Committee comprised entirely of independent directors. Our Board of Directors has affirmatively determined that each of Mr. Teruel and Ms. Hoguet meets the definition of “independent director” for purposes of the NYSE listing rules and the categorical standards of director independence under our Corporate Governance Guidelines, the definition of “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the definition of “non-employee director” for purposes of Section 16 of the Exchange Act. In addition, we have established a subcommittee of our Compensation Committee consisting of Mr. Teruel and Ms. Hoguet for purposes of granting awards under the Nielsen Holdings 2010 Stock Incentive Plan (the “2010 Plan”), as amended, to specified individuals.

Our Compensation Committee is responsible for setting, reviewing and evaluating compensation, and related performance and objectives, of our senior management team. It is also responsible for recommending to the Board of Directors the compensation package for our Chief Executive Officer, with due observance of the compensation policy adopted by the general meeting of shareholders. It reviews employment contracts entered into with our Chief Executive Officer, makes

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

recommendations to our Board of Directors with respect to major employment-related policies and oversees compliance with our employment and compensation-related disclosure obligations under applicable laws.

In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation Committee. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plan; provided that such delegation is in compliance with the relevant plan and subject to the laws of the Netherlands and the Company’s articles of association.

Nomination and Corporate Governance Committee

Our Nomination and Corporate Governance Committee consists of Messrs. Pozen, Attwood, Bressler, Healy, Navab and Reid, with Mr. Pozen serving as Chairman. The Board of Directors has determined that Mr. Pozen meets the definition of “independent director” under the NYSE listing rules and the categorical standards of director independence under our Corporate Governance Guidelines. As a “controlled company”, we are not required to have a Nomination and Corporate Governance Committee comprised entirely of independent directors.

Our Nomination and Corporate Governance Committee determines selection criteria and appointment procedures for members of our Board of Directors, periodically assesses the scope and composition of our Board of Directors and evaluates the performance of its individual members, among other responsibilities.

RISK OVERSIGHT

Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, Compensation and Nomination and Corporate Governance Committees to ensure effective and efficient oversight of the Company’s activities and to assist in proper risk management and the ongoing evaluation of management controls. The Senior Vice President of Corporate Audit reports functionally and administratively to the Company’s Chief Financial Officer and directly to the Audit Committee. The Company believes that the Board’s leadership structure provides appropriate risk oversight of the Company’s activities given the controlling interests held by its majority shareholders.

EXECUTIVE SESSIONS

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication among the non-executive directors of the Board, the non-executive directors meet regularly with no members of management or any executive director present. The Chairperson presides at these meetings. Independent directors meet in private sessions that excludes management and directors affiliated with the Company at least once a year. The non-executive directors met eight times in executive sessions in 2012.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

Our commitment to corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board of Directors’ views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board of Directors to ensure that they effectively promote the best interests of the Company, its shareholders and other relevant stakeholders and that they comply with all applicable laws, regulations and stock exchange requirements, in addition to our articles of association and Board regulations. Our Corporate Governance Guidelines, our Committee charters and other corporate governance information are available on our website at www.nielsen.com/investors under Corporation Information: Governance Documents.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

CODE OF CONDUCT AND PROCEDURES FOR REPORTING CONCERNS ABOUT MISCONDUCT

We maintain a Code of Conduct and Procedures for Reporting Concerns about Misconduct (the “Code of Conduct”), which is applicable to all of our directors, officers and employees. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws, any waivers of the Code of Conduct granted to officers by posting such information on our website rather than by filing a Current Report on Form 8-K.

The Code of Conduct may be found on our website at www.nielsen.com/investors under Corporation Information: Governance Documents: Code of Conduct.

DIRECTOR NOMINATION PROCESS

The Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. More specifically, in identifying candidates for membership on the Board, the Nomination and Corporate Governance Committee takes into account (1) threshold individual qualifications, such as strength of character, mature judgment and industry knowledge or experience and (2) all other factors it considers appropriate, including alignment with our shareholders. In addition, subject to the contractual obligations of our shareholders’ agreement, the Board maintains a formal diversity policy governing the nomination of its members as described below.

When determining whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focused primarily on our directors’ valuable contributions to our success in recent years and on the information discussed in the biographies set forth under “Proposal No. 3 – Election of Directors – Nominees for Election to the Board of Directors.” In particular, Mr. Calhoun was selected to serve as a director because of his role as our Chief Executive Officer, the management perspective he brings to Board deliberations and his extensive management expertise at public companies. Mr. Attwood was selected to serve as a director in light of his affiliation with The Carlyle Group, his financial expertise, his background in the telecommunications and media industries as well as his significant experience in working with companies controlled by private equity sponsors. Mr. Bressler was selected to serve as a director in light of his affiliation with Thomas H. Lee Partners, his financial and accounting expertise, his extensive experience in the media industry as well as his significant experience in working with companies controlled by private equity sponsors. Mr. Healy was selected to serve as a director in light of his affiliation with Hellman & Friedman, his financial expertise as well as his significant experience in working with companies controlled by private equity sponsors. Ms. Hoguet was selected to serve as a director in light of her familiarity with financial reporting, her public-company experience, her experience in the retail industry and her financial and commercial acumen and insight. Mr. Kilts was selected to serve as a director in light of his experience as a public company chief executive officer, his significant experience in the consumer packaged goods industry and financial expertise. Mr. Navab was selected to serve as a director in light of his affiliation with Kohlberg Kravis Roberts & Co., his financial expertise, his background in the media and communications industries as well as his significant experience in working with companies controlled by private equity sponsors. Mr. Pozen was selected to serve as a director in light of his familiarity with financial reporting, his experience as a director of other companies, his work in the investment management industry and his financial and commercial acumen and insight. Mr. Ranadivé was selected to serve as a director in light of his significant experience as a public company chief executive officer and in the software business dealing with analytics, integration, the capturing of relevant information in real time and optimizing behavior based on such information. Mr. Reid was selected to serve as a director in light of his affiliation with The Blackstone Group and his financial expertise as well as his significant experience in working with companies controlled by private equity sponsors. Mr. Teruel was selected to serve as a director in light of his significant experience in the consumer packaged goods industry and his financial and commercial expertise.

In accordance with our articles of association and our Advance Notice Policy, shareholders may request that director nominees submitted by such shareholders be included in the agenda of our annual meeting of shareholders through the process described under “Shareholder Proposals for the 2014 Annual Meeting of Shareholders.” The Nomination and Corporate Governance Committee will consider director candidates recommended by shareholders. The Board may decide not to place any such proposal on the agenda of a shareholders’ meeting if the request by the relevant shareholders is, in the

2013 Proxy Statement	Nielsen Holdings N.V.	17

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

given circumstances, unacceptable pursuant to the standards of reasonableness and fairness (which may include circumstances where the Board, acting reasonably, is of the opinion that putting such item on the agenda would be detrimental to a vital interest of the Company).

Diversity Policy

In accordance with the Dutch Corporate Governance Code, the Board of Directors has adopted a set of Board regulations. Among other things, the Board regulations include a policy that the Board shall aim for a diverse composition of directors, to the extent practicable and appropriate under the circumstances, in line with the global nature of the Company and its business, in terms of such factors as nationality, background, gender and age.

The charter of our Nomination and Corporate Governance Committee also requires the Committee to consider age, gender, nationality and ethnic and racial background in nominating directors and to review and make recommendations, as the Nomination and Corporate Governance Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

The implementation of these diversity policies rests primarily with the Nomination and Corporate Governance Committee as the body responsible for identifying individuals believed to be qualified as candidates to serve on the Board of Directors and recommending that the Board nominate the candidates for all directorships to be filled by the shareholders at their annual meetings.

As Board seats become available, the Nomination and Corporate Governance Committee, and the Board of Directors as a whole, will have the opportunity to assess the effectiveness of the diversity policy and how, if at all, our implementation of the policy, or the policy itself, should be changed.

COMMUNICATIONS WITH DIRECTORS

Pursuant to our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the chairperson of any of the Audit Committee, Nomination and Corporate Governance Committee and Compensation Committee, or to the non-executive or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary, 40 Danbury Road, Wilton, Connecticut 06897, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously. Additional contact information is available on our website, www.nielsen.com/investors, under Contact Us.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is the name, age as of March 31, 2013 and biographical information of each of our current executives, other than Mr. Calhoun, whose information is presented under “Proposal No. 3 – Election of Directors – Nominees for Election to the Board of Directors.”

SUSAN WHITING	Age 56

Ms. Whiting has been a Vice Chairperson of Nielsen since the IPO. Ms. Whiting also serves as Vice Chairperson of TNC B.V., a position she has held since November 2008. Ms. Whiting joined Nielsen Media Research in 1978 as part of its management training program. She served in numerous positions with Nielsen Media Research including President, Chief Operating Officer, CEO and Chairman. She was named Executive Vice President of The Nielsen Company in January 2007 with marketing and product leadership responsibilities for all Nielsen business units. Ms. Whiting serves on the board of directors of the Ad Council, Denison University, the YMCA of Greater New York, the Trust for Public Land and the Notebaert Nature Museum. During the past five years, Ms. Whiting was a director of Wilmington Trust Corporation and MarkMonitor. She graduated from Denison University with a Bachelor of Arts degree in Economics.

2013 Proxy Statement	Nielsen Holdings N.V.	18

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

ARVIN KASH	Age 70

Mr. Kash has been a Vice Chairperson of Nielsen since January 2012. Mr. Kash is the founder of The Cambridge Group, a growth strategy consulting firm, which became a subsidiary of Nielsen in March 2009. He served as its Chairman from December 2010 until December 2011 and prior to that was its Chief Executive Officer. Mr. Kash is a member of the Washington Business Forum and serves on the board of directors of Northwestern Memorial Hospital. He is a graduate of DePaul University.

MITCHELL HABIB	Age 52

Mr. Habib has been the Chief Operating Officer of Nielsen and TNC B.V. since January 1, 2012. Mr. Habib served as the Executive Vice President, Global Business Services of Nielsen from the IPO until December 31, 2011. Mr. Habib served as Executive Vice President, Global Business Services of TNC B.V., a position he held from March 2007 until December 31, 2011. Prior to joining Nielsen, Mr. Habib was employed by Citigroup as the Chief Information Officer of its North America Consumer Business from September 2005 and prior to that its North America Credit Cards Division from June 2004. Before joining Citigroup, Mr. Habib served as Chief Information Officer for several major divisions of the General Electric Company over a period of seven years.

BRIAN J. WEST	Age 43

Mr. West has been the Chief Financial Officer of Nielsen since May 2010. Mr. West also serves as the Chief Financial Officer of TNC B.V., a position he has held since February 2007. Prior to joining Nielsen, he was employed by the General Electric Company as the Chief Financial Officer of its GE Aviation division from June 2005. Prior to that, Mr. West held several senior financial management positions within the GE organization, including Chief Financial Officer of its GE Engine Services division, from March 2004, Chief Financial Officer of GE Plastics Lexan, from November 2002, and Chief Financial Officer of its NBC TV Stations division. Mr. West is a veteran of GE’s financial management program and spent more than 16 years with GE. Mr. West is a 1991 graduate from Siena College with a degree in Finance and holds a Masters of Business Administration from Columbia University.

ITZHAK FISHER	Age 57

Mr. Fisher has been the Executive Vice President of Nielsen since the IPO, focusing on the acquisition of new businesses that complement our Watch and Buy strategies. Mr. Fisher also serves as Executive Vice President of TNC B.V. with a similar focus. He also serves as Chairman of Pereg Ventures Fund I L.P., a limited partnership focused on investments primarily in marketing, media and advertising related to early stage technology innovations and in which Nielsen has committed to make an investment (for more information, see “Certain Relationships and Related Person Transactions – Investment in the Pereg Fund”). Until January 2011, Mr. Fisher served as the Executive Vice President, Global Product Leadership of TNC B.V. and had overall responsibility for Nielsen’s Online, Telecom, IAG, Claritas and Entertainment businesses as well as Global Measurement Science, positions he has held since November 2008. Prior to this role, Mr. Fisher served as Executive Chairman of Nielsen Online. Prior to joining Nielsen in 2007, Mr. Fisher was an entrepreneur in high-technology businesses. He was co-founder and chairman of Trendum, a leader in internet search and linguistic analysis technologies and oversaw Trendum’s 2005 acquisition of BuzzMetrics, a market leader in online word-of-mouth research, and Trendum’s 2006 acquisition of Intelliseek. Mr. Fisher holds a Bachelor of Science degree in computer science from the New York Institute of Technology and pursued advanced studies in computer science at New York University.

JEFFREY R. CHARLTON	Age 51

Mr. Charlton has been the Senior Vice President and Corporate Controller of Nielsen since May 2010. Mr. Charlton also serves as Senior Vice President and Corporate Controller of TNC B.V., a position he has held since June 2009. Previously, Mr. Charlton had served as Nielsen’s Senior Vice President of Corporate Audit since joining the Company in November 2007. Prior to joining Nielsen, he spent 11 years with the General Electric Company in senior financial management positions, including Senior Vice President Corporate Finance and Controller of NBC Universal. Prior to joining GE, Mr. Charlton was employed by PepsiCo and began his career in 1983 with the public accounting firm of KPMG.

2013 Proxy Statement	Nielsen Holdings N.V.	19

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

JAMES W. CUMINALE	Age 60

Mr. Cuminale has been the Chief Legal Officer of Nielsen since the IPO. Mr. Cuminale also serves as the Chief Legal Officer of TNC B.V., a position he has held since November 2006. Prior to joining Nielsen, Mr. Cuminale served for over ten years as the Executive Vice President – Corporate Development, General Counsel and Secretary of PanAmSat Corporation and PanAmSat Holding Corporation. In this role, Mr. Cuminale managed PanAmSat’s legal and regulatory affairs and its ongoing acquisitions and divestitures.

MARY ELIZABETH FINN	Age 52

Ms. Finn has been the Chief Human Resources Officer of Nielsen since March 2011. Ms. Finn also serves as Chief Human Resources Officer of TNC B.V., a position she has held since March 2011. Ms. Finn joined Nielsen in October 2007 as Senior Vice President – Human Resources, Global Leadership Development and in February 2010 was named Senior Vice President – Human Resources for the North America Buy business. Prior to Nielsen, Ms. Finn spent 26 years at GE principally in human resource positions. She is a 1982 graduate of Siena College, magna cum laude, with a Bachelor of Science degree in Finance.

DWIGHT M. BARNS	Age 49

Mr. Barns has been the President, Global Client Service for Nielsen since February 2013. His prior roles with Nielsen include President of Nielsen’s U.S. Watch business from June 2011 until February 2013, President of Nielsen Greater China from January 2008 until June 2011, President of Nielsen’s Consumer Panel Services from March 2007 until January 2008 and President of Nielsen’s BASES and Analytic Consulting units from July 2004 through February 2007. He joined Nielsen in March 1997 after 12 years with The Procter & Gamble Company. He is a graduate of Miami University in Ohio and the Stanford Executive Program at the Stanford Graduate School of Business.

STEPHEN HASKER	Age 43

Mr. Hasker has been the President, Global Product Leadership since February 2013. Mr. Hasker joined Nielsen in November 2009 and served as President, Global Media Products and Advertiser Solutions until February 2013 where he led Nielsen’s TV and digital audience measurement, advertising effectiveness and social media solutions. Mr. Hasker was at McKinsey & Company from July 1998 through October 2009, and served as a partner of the firm in the Global Media, Entertainment and Information practice. Prior to McKinsey, Mr. Hasker spent five years in several financial roles in the U.S., Russia and Australia. Mr. Hasker holds an undergraduate economics degree from the University of Melbourne, has an MBA and a Masters in International Affairs both with honors from Columbia University and is a member of the Australian Institute of Chartered Accountants.

2013 Proxy Statement	Nielsen Holdings N.V.	20

PROPOSAL NO. 4

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2013.

Although ratification of the selection of Ernst & Young LLP is not required by U.S federal laws, the Board of Directors is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

AUDIT AND NON-AUDIT FEES

In connection with the audit of the Company’s annual financial statements for the year ended December 31, 2012, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP and its affiliates for the audit of our financial statements for the years ended December 31, 2012 and 2011 and fees billed for other services rendered by Ernst & Young LLP and its affiliates for those periods:

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit fees [1]	$6,601,000	$6,684,000
Audit-related fees [2]	423,000	515,000
Tax fees [3]	1,295,000	1,282,000
All other fees [4]	119,000	3,000
Total	$8,438,000	$8,484,000

[1]	Fees for audit services billed or expected to be billed in relation to the years ended December 31, 2012 and 2011 consisted of the following: audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and statutory and regulatory audits.

[2]	Fees for audit-related services in the years ended December 31, 2012 and 2011 include fees related to the IPO and other SEC filings relating to securities offerings, audits of employee benefits and accounting consultations.

[3]	Fees for tax services billed in the years ended December 31, 2012 and 2011 consisted of tax compliance and tax planning and advice.

[4]	Includes specified transaction fees and certain other fees.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.

2013 Proxy Statement	Nielsen Holdings N.V.	21

PROPOSAL NO. 4 – Ratification of Independent Registered Public Accounting Firm

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Subject to shareholder approval as may be required under Dutch law, the Audit Committee is directly responsible for the appointment and termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In addition, the Audit Committee is responsible for the compensation, retention and oversight of any such firm, including the resolution of disagreements between management and such firm regarding financial reporting. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm, except that pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by the Company to its auditor during the year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee. All of the services covered under “– Audit and Non-Audit Fees” were pre-approved by the Audit Committee.

The Audit Committee may form and delegate to subcommittees consisting of one or more of its members, when appropriate, the authority to pre-approve services to be provided by the independent auditors so long as the pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends that shareholders vote “FOR” the ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters – Committee Membership – Audit Committee.”

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Karen M. Hoguet (Chairman)

Robert Pozen

Javier G. Teruel

February 21, 2013

2013 Proxy Statement	Nielsen Holdings N.V.	22

PROPOSAL NO. 5

Appointment of Auditor for Our Dutch Annual Accounts

The Audit Committee has selected Ernst & Young Accountants LLP to serve as our auditor who will audit our Dutch Annual Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (IFRS), for the year ending December 31, 2013. As required by Dutch law, shareholder approval must be obtained for the selection of Ernst & Young Accountants LLP to serve as our auditor to audit our Dutch Annual Accounts for the year ending December 31, 2013.

Representatives of Ernst & Young Accountants LLP will attend the Annual Meeting to answer appropriate questions for the year ended December 31, 2012. They will also have the opportunity to address the Annual Meeting if they desire to do so.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint Ernst & Young Accountants LLP as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2013.

The Board of Directors recommends that the shareholders vote “FOR” the appointment of Ernst & Young Accountants LLP as the auditor who will audit our Dutch annual accounts for the year ending December 31, 2013.

2013 Proxy Statement	Nielsen Holdings N.V.	23

PROPOSAL NO. 6

Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

Our Board of Directors, based on the recommendation of the Compensation Committee, has approved the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan (the “Stock Incentive Plan”), subject to approval by our shareholders at the Annual Meeting. We are asking our shareholders to approve the Stock Incentive Plan to, among other things, (i) authorize 24,531,295 shares of our common stock to be issued under the 2010 Plan (representing an increase of 9,300,000 shares over the amount currently authorized under the Stock Incentive Plan), (ii) increase the maximum number of shares underlying options and stock appreciation rights that may be granted to a participant from 1,250,000 to 2,000,000 during any fiscal year, and (iii) make some technical updates to the provisions related to the administration of the Stock Incentive Plan. In connection with its review of this proposal, the Board of Directors considered the information described below, as well as the favorable recommendation of Meridian, the Compensation Committee’s compensation consultant.

By the time of the Annual Meeting, almost three years will have passed since the 2010 Plan was adopted in anticipation of our initial public offering. A total of 15,231,295 shares of our common stock (plus any forfeitures of unvested awards under the 2006 and 2010 Plans) were initially authorized for issuance under the 2010 Plan. The number of awards we have granted under the 2010 Plan as a percentage of our annual weighted average shares (commonly referred to as the “burn rate”) is 1.3% over the last two years. 6,916,216 shares of our common stock remain available for future grants under the 2010 Plan as of February 28, 2013.

At current projections, we expect to grant 7,872,000 shares from March 1, 2013 to December 31, 2014. Therefore, we will require additional shares to meet these needs and for our estimated annual equity grants in 2015 and 2016.

The ability to issue equity is fundamental to our compensation strategy. Our objective is to increase the proportion of pay that is denominated in equity in order to strengthen the alignment of management rewards with the long-term returns delivered to our shareholders. Our success is dependent, in large part, on our ability to use market relevant compensation to attract, retain and motivate the most talented professionals. Our employees, particularly our senior executives, whose equity is tied to Company and individual performance, are motivated under our current compensation packages to drive the business to maximize return over the long-term. We believe this has contributed strongly to the long-term value we have created for our shareholders. If the Stock Incentive Plan is not approved by our shareholders, in order to remain competitive, we would likely be compelled to alter our compensation program to increase the cash-based component of such programs, which we do not believe is as appropriate for our business, and which would decrease the amount of free cash flow we will have available for other purposes.

If the Stock Incentive Plan is approved by our shareholders, it will become immediately effective as of May 7, 2013, with 16,216,216 shares available for future awards, assuming no grants will be made between March 1, 2013 and May 7, 2013. This excludes any shares that will become available again under the Stock Incentive Plan in connection with shares related to awards or awards that are forfeited, terminated or canceled, expire unexercised, are withheld or tendered to satisfy the tax withholding obligations or repurchased by us during such period. We expect that if the Stock Incentive Plan is approved by our shareholders, the additional shares will be sufficient to allow us to make equity awards in the amounts we believe are necessary through December 31, 2016.

In addition, we are seeking approval to increase the maximum number of shares underlying options and stock appreciation rights that may be granted to a participant from 1,250,000 to 2,000,000 during any fiscal year. We may soon approach the existing limit with respect to certain of our senior executives—for example, we granted to our chief executive officer 650,000 and 800,000 options to purchase our common shares in 2011 and 2012, respectively. We believe that the proposed increase will provide us with the flexibility we expect we will need in determining the elements of equity compensation for each of our senior executives and directors through December 31, 2016.

If the Stock Incentive Plan is approved by our shareholders, awards under the Stock Incentive Plan will be determined by the Compensation Committee in its discretion subject to applicable plan limits, and it is, therefore, not possible to predict the awards that will be made to particular officers or other employees in the future. If our shareholders approve the Stock Incentive Plan, we intend to make an annual equity grant to each of our non-employee directors in the form of deferred stock units with a fair value of $120,000, subject to any changes that may be approved by the Compensation Committee.

2013 Proxy Statement	Nielsen Holdings N.V.	24

PROPOSAL NO. 6 – Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

The table below sets forth the number of shares underlying the options or rights previously granted under the 2010 Plan that were outstanding as of February 28, 2013:

OPTIONS AND RIGHTS PREVIOUSLY GRANTED UNDER THE 2010 PLAN

Name and position	Outstanding Stock Options* (#)	Outstanding RSUs/DSUs** (#)	Outstanding Performance Shares*** (#)
David Calhoun Chief Executive Officer	1,450,000	0	116,000
Mitchell Habib Chief Operating Officer	350,000	15,000	35,000
Brian West Chief Financial Officer	275,000	15,000	30,000
Susan Whiting Vice-Chairperson	195,000	10,000	16,000
James Cuminale Chief Legal Officer	240,000	10,000	20,000
Executive Officers as a Group	3,400,000	116,500	317,000
Non-Employee Directors as a Group	94,943	3,890	0
Director Nominees as a Group	1,544,943	3,890	116,000
Employees (excludes executive officers)	4,637,176	729,851	186,000

*	Exercise prices range from $21.00 to $32.69, with expiration dates ranging from January 18, 2018 to February 19, 2020. Vesting dates for stock options range from January 13, 2012 to February 19, 2017.

**	Vesting dates for restricted stock units and deferred stock units range from May 11, 2013 to February 19, 2017.

***	The maximum payout of performance shares is potentially 200% of the above. Performance shares were granted in February 2013 and vest upon the achievement of a cumulative three-year performance goal.

On February 28, 2013, the market value of the shares underlying outstanding awards of stock options, restricted stock units, deferred stock units and performance shares granted under the 2010 Plan and the shares available for future grants under the 2010 Plan was $552.6 million. Market value does not correspond to the realizable value of the awards.

DESCRIPTION OF THE STOCK INCENTIVE PLAN

The following is a description of the purpose and the main features of the Stock Incentive Plan. This description is not complete and is qualified by reference to the full text of the Stock Incentive Plan, which is attached as Annex A to the proxy statement.

Purpose

The purpose of the Stock Incentive Plan is to aid the recruitment and retention of key employees, directors or other service providers and to motivate them to exert their best efforts on our behalf by providing incentives through the granting of awards.

Administration

The Stock Incentive Plan is administered by the Compensation Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Compensation Committee under the Stock Incentive Plan as it may deem necessary. The Compensation Committee (or the Board, as applicable) may delegate its duties and powers in whole or in part to a subcommittee consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), “independent directors” within the meaning of the NYSE listing rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, respectively, are applicable to us and the Stock Incentive Plan.

2013 Proxy Statement	Nielsen Holdings N.V.	25

PROPOSAL NO. 6 – Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

Eligibility and Awards

The Stock Incentive Plan will be the source of new equity-based awards permitting us to grant to our key employees, directors and other service providers the following types of awards: incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ), non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other awards valued in whole or in part by reference to shares of our common stock and performance-based awards denominated in shares or cash.

Shares Subject to the Stock Incentive Plan

The total number of shares of our common stock that may be issued under the Stock Incentive Plan is 24,531,295 (which number includes the 15,231,295 shares that were originally available for awards under the 2010 Plan), and the maximum number of shares for which incentive stock options may be granted is 6,060,000. The maximum number of shares in respect of which stock options or stock appreciation rights may be granted to any participant during any fiscal year is 2,000,000.

Stock Options and Stock Appreciation Rights

The Compensation Committee may award non-qualified or incentive stock options under the Stock Incentive Plan. All options are intended to be non-qualified stock options, unless the applicable award agreement explicitly states that the option is intended to be an ISO (defined below). Stock options granted under the Stock Incentive Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee at the time of grant, but an option will generally not be exercisable for a period of more than ten years after it is granted.

Except with respect to substitute awards, the exercise price per share for any stock option awarded will not be less than the fair market value of a share of our common stock on the day the stock option is granted. To the extent required by Dutch law, the option price will not be less than the nominal value per share in respect of which the option is being exercised. The exercise price of a stock option may be paid (1) in cash or its equivalent; (2) unless otherwise required by the Compensation Committee, in shares of our common stock having a fair market value equal to the aggregate stock option exercise price for the shares being purchased and upon satisfaction of such other requirements as may be imposed by the Compensation Committee; (3) unless otherwise required by the Compensation Committee, partly in cash and partly in shares of our common stock; (4) if there is a public market for shares of our common stock at such time, through the delivery of irrevocable instructions to a broker to sell shares of our common stock obtained upon the exercise of the stock option and to deliver promptly to us an amount out of the proceeds of the sale equal to the aggregate stock option exercise price for the shares of our common stock being purchased in accordance with applicable law; or (5) through a net settlement feature as described in the Stock Incentive Plan (i.e., having a number of shares with a fair market value equal to the aggregate exercise price of the portion of the option to be exercised withheld by us from the number of shares that would have otherwise been received).

The Compensation Committee may grant options that are intended to be “incentive stock options” (the “ISOs”) within the meaning of Section 422 of the Code and will comply with the requirements of Section 422 of the Code.

No ISO may be granted to a participant who at the time of the grant owns more than 10% of the total combined voting power of all classes of our stock, unless (i) the option price for such ISO is at least 110% of the fair market value of a share on the date the ISO is granted, and (ii) the date on which the ISO terminates is not later than the day preceding the fifth anniversary of the day the ISO is granted.

The Compensation Committee may grant stock appreciation rights independent of or in connection with a stock option. The exercise price of a stock appreciation right will not be less than the fair market value of a share of our common stock on the date the stock appreciation right is granted, except that, in the case of a stock appreciation right granted in conjunction with a stock option, the exercise price will not be less than the exercise price of the related stock option. Further, the exercise price of a stock appreciation right that is granted in exchange for an option may be less than the fair market value if such exercise price is equal to the option price of the exchanged option. To the extent required by Dutch law, the exercise price per share of a stock appreciation right will not be less than the nominal value per share in respect of which the stock appreciation right is being exercised. Each stock appreciation right granted independent of a stock option will entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of our Common Stock over

2013 Proxy Statement	Nielsen Holdings N.V.	26

PROPOSAL NO. 6 – Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

(B) the exercise price per share, multiplied by (ii) the number of shares of our common stock covered by the stock appreciation right. Each stock appreciation right granted in conjunction with a stock option will entitle a participant to surrender to us the stock option and to receive in exchange such amount. Payment will be made in shares of our common stock and/or cash (any share of our common stock valued at fair market value), as determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee in its sole discretion may grant or sell awards of shares of our common stock, restricted stock, restricted stock units and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of our common stock (including dividend equivalent rights). Any of these other stock-based awards will be in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of our common stock (or the equivalent cash value of such shares of our common stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The Compensation Committee may in its discretion determine whether other stock-based awards will be payable in cash, shares of our common stock, or a combination of both cash and shares. To the extent required by Dutch law, the price paid per share for shares awarded in respect of other stock-based awards will not be less than the nominal value of the underlying share.

Performance-Based Awards

The Compensation Committee in its sole discretion may grant certain awards that are denominated in shares or cash and may include awards of options, stock appreciation rights and other stock-based awards, to be granted in a manner which is intended to be deductible by us under Section 162(m) of the Code. To the extent required by Dutch law, the price paid per share for shares awarded in respect of performance-based awards will not be less than the nominal value of the underlying share.

Performance-based awards will be subject to the terms and conditions established by the Compensation Committee and will be based upon one or more of the following performance criteria: (1) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (2) EBITDA; (3) adjusted EBITDA, (4) operating income; (5) net income; (6) adjusted cash net income; (7) adjusted cash net income per share; (8) net income per share; (9) book value per share; (10) return on members’ or stockholders’ equity; (11) expense management; (12) return on investment; (13) improvements in capital structure; (14) profitability of an identifiable business unit or product; (15) maintenance or improvement of profit margins; (16) stock price; (17) market share; (18) revenue or sales; (19) costs; (20) cash flow; (21) working capital; (22) multiple of invested capital; (23) total return; and (24) such other objective performance criteria as determined by the Compensation Committee in its sole discretion to the extent such criteria would be permissible performance criteria under Section 162(m) of the Code. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Compensation Committee will determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. The Compensation Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, during any period when Section 162(m) of the Code is applicable to us, will so certify and ascertain the amount of the applicable performance-based award. During any period when Section 162(m) of the Code is applicable to us, no performance-based awards will be paid to any participant for a given period of service until the Compensation Committee certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

The amount of the performance-based award actually paid to a given participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee. The amount of the performance-based award determined by the Compensation Committee for a performance period will be paid to the participant at such time as determined by the Compensation Committee in its sole discretion after the end of such performance period; provided, however, that a participant may, if and to the extent permitted by the Compensation Committee and consistent with the provisions of Section 409A of the Code, elect to defer payment of a performance-based award. The maximum amount of a performance-based award granted in respect of any performance period that may be earned by a participant

2013 Proxy Statement	Nielsen Holdings N.V.	27

PROPOSAL NO. 6 – Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

during each such fiscal year covered by the performance period will be (i) with respect to performance-based awards that are denominated in shares, 1,000,000 shares for each fiscal year, and (ii) with respect to performance-based awards that are denominated in cash, $10,000,000 for each fiscal year.

Repricing and Dividend Equivalent Limitations

The repricing of stock options or stock appreciation rights, after they have been granted, are prohibited without prior approval of our stockholders, unless the cancellation and exchange occur in connection with a change in capitalization or similar change described under “– Adjustments upon Certain Events” and “– Change in Control.” Similarly, no dividend equivalent rights may be granted on stock options or stock appreciation rights, unless such rights are in connection with a change in capitalization or similar change described under “– Adjustments upon Certain Events” and “– Change in Control.”

Adjustments upon Certain Events

In the event of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of shares of our Common Stock or other corporate exchange, any equity restructuring as defined by FASB Accounting Standards Codification 718, or any distribution to stockholders other than regular cash dividends, or any similar transaction, the Compensation Committee in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems reasonably necessary to address, on an equitable basis, the effect of such event as to (1) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Stock Incentive Plan or pursuant to outstanding awards, (2) the maximum number of shares for which stock options or stock appreciation rights may be granted during a fiscal year to any participant, (3) the maximum amount of a performance-based award that may be granted during a calendar year to any participant, (4) the option price or exercise price of any option or stock appreciation right and/or (5) any other affected terms of such awards.

Change in Control

In the event of a “change in control” (as defined below) after the effective date of the Stock Incentive Plan, the Stock Incentive Plan provides that:

If the successor or acquiring entity in the change in control does not agree to provide for the issuance of substitute awards on an equitable basis in a manner consistent with the relevant adjustment provisions of the Stock Incentive Plan (described above), as determined by the Compensation Committee in its sole discretion, then either (A) any outstanding awards held by a participant which are unexercisable or otherwise unvested or subject to lapse restrictions and are not assumed by a successor corporation will automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions and (B) the Compensation Committee will (i) cancel the awards for fair value (as determined in the sole discretion of the Compensation Committee), to the extent permitted by applicable tax law, which, for options and stock appreciation rights, may equal (x) the value of the consideration to be paid in the change in control to shareholders, minus (y) the exercise price of the stock option or stock appreciation right, on a per option/stock appreciation right basis, or (ii) provide that, with respect to any awards that are stock options, for a period of at least ten days prior to the change in control, awards will be exercisable to the extent applicable as to all shares subject thereto and that upon the occurrence of the change in control, awards will terminate and be of no further force and effect. If the fair market value of the shares (i.e., the value of the per share consideration to be paid in the change in control) is less than or equal to the exercise price of the stock options or stock appreciation right, the options and stock appreciation rights can be cancelled by the Compensation Committee for no consideration.

If the successor or acquiring entity does agree to provide for the issuance of substitute awards, then any outstanding awards held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions will not automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of the change in control, provided that if at any time during the two-year period following the change in control, the participant’s employment with us and our subsidiaries is terminated under a circumstance that would make the participant eligible to receive payment of severance compensation pursuant to our severance plan, policy or other arrangement, as of such date of termination, then any then unvested awards outstanding will become automatically deemed exercisable or otherwise vested or no longer subject to lapse restrictions.

2013 Proxy Statement	Nielsen Holdings N.V.	28

PROPOSAL NO. 6 – Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

If the Compensation Committee establishes terms for the vesting or exercisability of any award in connection with a change in control that varies from the provisions described above as set forth in the Stock Incentive Plan, then the same such terms must apply to all other awards having substantially similar vesting or exercisability terms that are held by all other participants as of such time.

A “change in control”, as defined in the Stock Incentive Plan, occurs upon (1) the sale or disposition of all or substantially all of our assets to any person or group other than the permitted holders; (2) any person or group, other than the permitted holders, becoming the beneficial owner of more than 50% of the total voting power of our voting stock, or any entity which controls us (a person is deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time); (3) a reorganization, recapitalization, merger or consolidation involving the company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of our board of directors or the board of directors of the corporation resulting from such transaction are held subsequent to such transaction by the person or persons who were the beneficial owners of the outstanding voting securities entitled to vote generally in the election of our board of directors immediately prior to such transaction; (4) during any rolling twenty-four month period, individuals who at the beginning of such period constituted our board of directors, together with any new directors whose election by such board or whose nomination for election by our stockholders was approved by a vote of a majority of our board of directors who were either directors at the beginning of this period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors then in office, however individuals who were elected or nominated as a director as a result of an actual or threatened contest with respect to directors or an actual or threatened solicitation of proxies by any person other than our board of directors, or individuals who were elected or nominated as a director pursuant to an agreement between Luxco or among one or more of the Sponsors and a third party under which Luxco or any Sponsor is required to nominate such director will not be considered in this determination; or (5) any transaction resulting in any person or group, other than any of the Sponsors or their affiliates, obtaining direct or indirect beneficial ownership of more than 50% of the voting rights attached to the entire issued share capital of Luxco.

Forfeiture and Clawback

The Compensation Committee may in its sole discretion specify that the participant’s rights, payments, and benefits with respect to any award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions contained in such award. Such events may include, but are not limited to, termination of employment for cause, termination of the participant’s provision of services to us, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or restatement of our financial statements to reflect adverse results from those previously released financial statements as a consequence of errors, omissions, fraud, or misconduct.

Transferability

Unless otherwise determined by the Compensation Committee, no award granted under the Stock Incentive Plan will be transferable or assignable by a participant in the plan, other than by will or by the laws of descent and distribution.

Amendment and Termination

Except with respect to certain stock option and stock appreciation rights repricing limitations as described under “– Repricing Limitations,” our board of directors may amend, alter or discontinue the Stock Incentive Plan, and the Board of Directors or Compensation Committee may amend, alter or discontinue any outstanding award, but no amendment, alteration or discontinuance will be made without the approval of our stockholders, to the extent such approval is (1) required by or desirable to satisfy the requirements of, any applicable law, rule or regulation including listing standards of the securities exchange applicable to our common stocks, or (2) without the consent of a participant, if such action would materially and adversely affect any of the rights of the participant under any award granted to such participant under the Stock Incentive Plan; provided, however, that the Compensation Committee may amend the Stock Incentive Plan in such manner as it deems necessary to permit the Stock Incentive Plan and/or any outstanding awards to satisfy applicable requirements of the Code, as amended, or other applicable laws.

2013 Proxy Statement	Nielsen Holdings N.V.	29

PROPOSAL NO. 6 – Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Stock Options

An employee to whom an incentive stock option (“ISO”) that qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee.

When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Any subsequent sale of the shares by the employee will result in long-term or short-term capital gain or loss, depending on the applicable holding period. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Stock

Unless an election is made by the Participant under Section 83(b) of the Code, the grant of an Award of restricted stock will have no immediate tax consequences to the Participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the Participant and the Company), a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the restrictions lapse, less any amount paid with respect to the Award of restricted stock, multiplied by (y) the number of shares of restricted stock with respect to which restrictions lapse on such date. The Participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The Participant’s holding period will commence on the date on which the restrictions lapse.

A Participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an Award of restricted stock to recognize ordinary income on the date of award based on the fair market value of common stock of the Company on such date. An employee making such an election will have a tax basis in the shares of restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee’s holding period for such restricted stock for tax purposes will commence on the date after such date.

With respect to shares of restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Stock Units

A Participant to whom a restricted stock unit (“RSU”) is granted generally will not recognize income at the time of grant (although the Participant may become subject to employment taxes when the right to receive shares becomes “vested” due

2013 Proxy Statement	Nielsen Holdings N.V.	30

PROPOSAL NO. 6 – Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

to retirement eligibility or otherwise). Upon delivery of shares of common stock of the Company in respect of an RSU, a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the common stock of the Company is delivered, multiplied by (y) the number of shares of common stock of the Company delivered.

Other Stock-based Awards

With respect to other stock-based Awards paid in cash or common stock, Participants will generally recognize income equal to the cash or fair market value of common stock, as applicable, payable under the Award on the date on which the Award is paid to the recipient.

Code Section 409A

Section 409A of the Code (“Section 409A”) generally sets forth rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Stock Incentive Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Compensation Committee intends to administer and operate the Stock Incentive Plan and establish terms (or make required amendments) with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event we are required to delay delivery of shares or any other payment under an award in order to avoid the imposition of an additional tax under Section 409A, we will deliver such shares (or make such payment) on the first day that would not result in the participant incurring any tax liability under Section 409A. The Compensation Committee may amend the Stock Incentive Plan and outstanding awards to preserve the intended benefits of awards granted under the Stock Incentive Plan and to avoid the imposition of an additional tax under Section 409A of the Code.

General

Ordinary income recognized by virtue of the exercise of non-qualified options, the lapse of restrictions on restricted stock or RSUs or payments made in cash or shares of common stock of the Company is subject to applicable tax withholding as required by law.

The Company generally will be entitled to a federal tax deduction to the extent permitted by the Code at the time and in the amount that ordinary income is recognized by Participants.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or other awards or to their employers or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Stock Incentive Plan.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan.

2013 Proxy Statement	Nielsen Holdings N.V.	31

PROPOSAL NO. 7

Extension of Authority of the Board of Directors to Repurchase up to 10% of Our Issued Share Capital until November 7, 2014

Under Dutch law and our articles of association, the Board of Directors may, subject to certain Dutch statutory provisions, be authorized to repurchase our issued shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders. Adoption of this proposal will allow us to have the flexibility to repurchase our shares without the expense of calling special shareholder meetings. Such authorization may not continue for more than 18 months, but may be given on a rolling basis. At the annual meeting of shareholders on May 8, 2012, the shareholders authorized the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) in open market purchases, through privately negotiated transactions, or by means of self-tender offer or offers, at prices per share (or depositary receipt) ranging up to 110% of the market price at the time of the transaction. Such authority currently expires on November 8, 2013.

The Board of Directors believes that we would benefit by extending the authority of the Board of Directors to repurchase our shares. For example, to the extent the Board of Directors believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital (including depositary receipts issued for our shares) may represent an attractive investment for us. Such shares could be used for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased (including depositary receipts issued for our shares), if any, and the timing and manner of any repurchases would be determined by the Board of Directors, in light of prevailing market conditions, our available resources and other factors that cannot be predicted now. The nominal value of the shares in our capital which we acquire, hold, hold as pledgee or which are acquired or held by one of our subsidiaries (including depositary receipts issued for our shares), may never exceed 50% of our issued share capital.

In order to provide us with sufficient flexibility, the Board of Directors proposes that the general meeting of shareholders grant authority for the repurchase of up to 10% of our issued share capital (including depositary receipts issued for our shares) (or, based on the number of shares currently outstanding, approximately 37 million shares) on the open market, or through privately negotiated repurchases or in self-tender offers, at prices ranging up to 110% of the market price per share (or depositary receipt) at the time of the transaction. Such authority would extend for 18 months from the date of the Annual Meeting until November 7, 2014.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to extend until November 7, 2014 the authorization of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) on the open market, or through privately negotiated repurchases or self-tender offers, at prices per share or depositary receipt ranging up to 110% of the market price at the time of the transaction.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 7, 2014 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recent available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded.

2013 Proxy Statement	Nielsen Holdings N.V.	32

PROPOSAL NO. 8

Non-Binding, Advisory Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, at the 2011 annual meeting of shareholders, we submitted to our shareholders a non-binding, advisory vote on executive compensation, as well as a non-binding, advisory vote on the frequency with which shareholders believed we should submit the non-binding, advisory vote on executive compensation. A majority of the shareholders voted that the non-binding, advisory vote on executive compensation should occur every three years. However, the Board of Directors subsequently decided to propose at the 2012 annual meeting of shareholders the approval of the compensation paid to the named executive officers and make the same proposal again at the 2013 annual meeting of shareholders. Accordingly, we are including in the Proxy Materials a separate resolution regarding the compensation of our named executive officers as disclosed pursuant to the SEC rules. While the results of this vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in “Executive Compensation – Compensation Discussion and Analysis.”

In particular, as discussed in “Executive Compensation – Compensation Discussion and Analysis,” shareholders should note the following:

•	Our executive compensation program is designed to incent and reward our leadership team to deliver sustained financial performance and long-term shareholder value.

•

A substantial portion of compensation for our senior executives is “at risk” by being subject to performance. The “at risk” component consists of annual cash incentives and long-term equity incentives, which play a significant role in aligning management’s interests with those of our shareholders.

•

Annual cash incentives for our senior executives are determined on the basis of our Operating Plan EBITDA (as defined under “Executive Compensation”), with consideration given to our cash flow performance relative to plan objectives and to qualitative individual performance factors.

•

In 2012, long-term equity incentives for our senior executives consisted of time-based options which provide a powerful incentive for executives to focus on long-term performance, and a smaller proportion of time-based restricted stock units provided to executives below the CEO for their retention value.

•	In 2013, the introduction of a long-term performance plan will significantly increase the proportion of the long-term incentive that is subject to long-term quantitative performance targets.

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of our named executive officers.

2013 Proxy Statement	Nielsen Holdings N.V.	33

Executive Compensation

The following discusses the compensation for our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers for 2012. We refer to these individuals as our “Named Executive Officers.”

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Nielsen provides a comprehensive understanding of what consumers buy and watch. We are a leading global provider of information and insights with a presence in over 100 countries.

Business Performance

We have delivered resilient business performance with sustained growth in results over the last three years.

Growth over last year on a constant currency* basis was: Revenue 4%, Adjusted EBITDA 6% and normalized free cash flow 15%.

NORMALIZED FREE CASH FLOW
($ in millions)	2010	2011	2012
Net cash provided by operating activities	$543	$641	$784
Capital expenditures	(334)	(367)	(358)
Free Cash Flow	$209	$274	$426
Sponsor termination fees	—	102	—
Normalized Free Cash Flow	$209	$376	$426

*	We calculate constant currency percentages by converting our prior-period local currency financial results using the current period foreign currency exchange rates and comparing these adjusted amounts to our current period reported results. See pages 45 and 46 of the annual report on Form 10-K for the year ended December 31, 2012 previously filed with the SEC for the reconciliation of the revenue and Adjusted EBITDA growth on a constant currency basis.

**	We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, goodwill and intangible asset impairment charges, stock-based compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items considered unusual or non-recurring in nature. For a reconciliation of net income to Adjusted EBITDA, see pages 38 and 39 of our annual report on Form 10-K for the year ended December 31, 2012.

***	We define normalized free cash flow as net cash provided by operating activities less capital expenditures and sponsor termination fees incurred in 2011.

2013 Proxy Statement	Nielsen Holdings N.V.	34

EXECUTIVE COMPENSATION

Strategic Initiatives

Invest in expansion of coverage to measure and understand consumers globally.	Deploy solutions to reach and measure audiences and their media behavior.	Enable more precise advertising placement and campaign effectiveness metrics.

BUY	WATCH	BUY AND WATCH

Progress on Strategic Initiatives in 2012

Our management team has established three strategic initiatives described above, which are important to the company’s ongoing success. In support of these initiatives, throughout 2012 we:

•

Continued to expand our measurement of what consumers buy in developing markets such as Africa, China and India, and enhanced our U.S. retail coverage and analytical opportunities significantly through the addition of retail sales information from Walmart and Sam’s Club. These accomplishments drove incremental revenue growth in our Buy business.

•

Enhanced our television audience measurement for the U.S. market by capturing more forms of content viewing such as video on demand, online video and connected devices, and became the designated TV audience measurement provider in more international markets, expanding our coverage to 32 countries.

•	Negotiated an acquisition agreement with Arbitron Inc. which will increase Nielsen’s coverage of U.S. consumer media behavior by approximately 20%.

•	Expanded our advertising effectiveness solutions to encompass TV, online, mobile and social platforms, and drove positive gains in marketing efficiency for our clients.

2013 Proxy Statement	Nielsen Holdings N.V.	35

EXECUTIVE COMPENSATION

Executive Compensation Overview

Nielsen’s CEO, CFO and three next most highly compensated officers (the “Named Executive Officers, or NEOs”) are:

•	David Calhoun — Chief Executive Officer

•	Mitchell Habib — Chief Operating Officer

•	Brian West — Chief Financial Officer

•	Susan Whiting — Vice Chair

•	James Cuminale — Chief Legal Officer

Nielsen’s executive compensation program is designed to incent and reward our leadership team to deliver sustained financial performance and long-term shareholder value.

Our pay for performance philosophy balances quantitative assessment of business financial performance with qualitative assessment of individual contributions to our core business objectives.

A significant portion of executive compensation is at-risk; dependent on the achievement of challenging annual performance targets, progress on strategic initiatives, including diversity, and the delivery of long-term returns to shareholders.

Our compensation programs reflect our transition from private equity ownership (2006) to public ownership initiated by our initial public offering in 2011. For 2013 we have strengthened the correlation between executive compensation, shareholder value and long-term performance, increased the proportion of pay delivered in equity and introduced performance vesting on a substantial portion of long-term equity.

Elements of Executive Compensation

2012	Purpose	Features	2013 Changes
Annual Base Salary	Attract and retain exceptional talent	Market competitive	No changes
Annual Incentive	Motivate executives to accomplish short-term business performance goals which contribute to long- term business objectives

Baseline incentive opportunity is funded

subject to performance against an annual Operating Plan EBITDA* growth target

Discretion to reduce incentive awards by up to 30% if free cash flow targets are not met

Performance at 90% of growth target triggers 70% funding

At 7% Operating Plan EBITDA growth over prior year, plan funds at 100%

25% of the 2013 cash incentive, payable in 2014, will be delivered in “Incentive Restricted Shares” that will vest in two equal annual installments

In future years, a similar proportion of the Annual Incentive will be delivered in “Incentive Restricted Shares” to increase the portion of total compensation delivered as equity

Payouts are capped at 200% of target

Long-term Incentive (LTI)	Focus executives on long-term share performance and align with shareholder return and key long-term growth metrics
Stock Options	Alignment with long-term shareholder return	Four year time-vested options 100% of CEO LTI value 75% of other NEO LTI value	Reduced to 50% of LTI value for CEO Reduced to 25% of LTI value for other NEOs
RSU Awards	Alignment with long-term shareholder return and retention	Four year time-vested RSUs 25% of other NEO award value	No change to vesting or percentage of LTI value Dividends will accrue during the vesting period and be paid in additional shares upon vesting
Performance Shares	Alignment with long-term shareholder return	Performance share plan with payout subject to achievement of cumulative three-year performance goals (relative total shareholder return; free cash flow)	Introduced in 2013. 50% of LTI value Dividends will not accrue on unearned performance shares Payouts are capped at 200% of target
Health and Welfare Plans, Perquisites	Promote wellness and avoid distractions caused by unforeseen health/financial problems	Health and Welfare plans generally available to other employees De minimis financial planning, and health exams	No changes

*	Operating Plan EBITDA differs from the calculation of Adjusted EBITDA presented in our annual report on Form 10-K for the year ended December 31, 2012 previously filed with the SEC because it excludes the impact of fluctuations in foreign currency exchange rates. For the purposes of performance management, we value local currency results at a fixed operating plan rate established at the beginning of the year.

2013 Proxy Statement	Nielsen Holdings N.V.	36

EXECUTIVE COMPENSATION

CEO and Other NEO Pay Mix and Pay at Risk

2012	2013: PROJECTED CHANGES*

*	2012 values are used to show true impact of 2013 structural changes.

	Element of Total Direct Compensation	2012	2013
CEO	Proportion of pay subject to specific quantitative performance	31%	59%
	Proportion of pay delivered in the form of equity	55%	64%
	Proportion of pay at risk	86%	87%
NEOs	Proportion of pay subject to specific quantitative performance	34%	56%
	Proportion of pay delivered in the form of equity	42%	50%
	Proportion of pay at risk	76%	76%

2013 Proxy Statement	Nielsen Holdings N.V.	37

EXECUTIVE COMPENSATION

Compensation Highlights

Realizable Pay And Performance

The realizable pay earned by the Named Executive Officers in 2011 and 2012, outlined in the table below, is reasonable when compared with our business performance (as outlined under “–Executive Summary –Business Performance”) which delivered 3% total shareholder return over the same period.

Our definition of realizable pay is:

•	actual base salary in each year;

•	actual earned cash incentives in each year;

•	intrinsic value (share price minus exercise price) of equity awards vesting in each year using the share price on December 31 in each year; and

•	other compensation as outlined under “– Summary Compensation Table.”

The table below presents the realizable pay for each of our Named Executive Officers in the period stated.

	Realizable Pay			Total Compensation In Summary Compensation Table*
Name	2011 ($)	2012 ($)	Percent Increase/ (Decrease)	2012 ($)	Percent Variance to 2012 Realizable Pay
David Calhoun	$ 12,874,922	$ 13,191,630	2.5%	$ 13,925,289	5.6%
Mitchell Habib	3,679,931	3,729,550	1.3%	4,366,200	17.1%
Brian West	3,351,303	3,131,162	(6.6%)	3,884,200	24.0%
Susan Whiting	3,061,960	2,703,459	(11.7%)	2,988,659	10.5%
James Cuminale	2,527,994	2,402,715	(5.0%)	2,855,992	18.9%

*	Excluding change in pension value

A significant portion of realizable pay is at risk depending on market conditions. It is different from the amounts reported in the Summary Compensation Table (as outlined under “– Executive Summary – Business Performance”) which uses the accounting value at the date of grant to value stock options and other stock-based awards.

Compensation Practices

We require our Named Executive Officers to hold a significant amount of Nielsen stock (as outlined under “– 2012 Total Direct Compensation Decisions – Share Ownership Guidelines”). Share ownership guidelines were extended to all executives who are direct reports to the CEO effective January 1, 2013.

Our policies prohibit hedging of shares. Our policies also prohibit pledging of share-based awards and shares subject to stock ownership guidelines.

Our Compensation Committee assesses business performance and executive pay using peer group and other market data provided by its independent executive compensation consultant. It uses a framework to assess risk and designs its compensation programs so that they do not encourage imprudent risk-taking. All pay decisions impacting our Named Executive Officers are reviewed and approved by the Independent Sub-Committee of the Compensation Committee.

Base salaries for NEOs are typically reviewed in 24-month cycles. Mr. Calhoun’s base salary has remained the same for the last four years.

2013 Proxy Statement	Nielsen Holdings N.V.	38

EXECUTIVE COMPENSATION

We have introduced the following changes in recent years to strengthen the correlation between pay and performance and to align awards with long-term shareholder value creation:

•

A clawback policy provides for recoupment of incentive awards (in the event of malfeasance on the part of the executive, financial restatement as a result of the malfeasance, and where the award would have been materially lower as a result of the restatement). The policy is shown under “– Other Policies and Guidelines – Clawback Policy”

•	Up to 25% of the 2013 annual cash incentive payable in 2014 will be awarded in restricted shares that vest annually over two years

•	Prospective increases in total direct compensation for named executive officers will be substantially in the form of long- term equity incentives

•	At least 50% of the value of future long-term incentive awards will be subject to performance vesting conditions

•	Perquisites are de minimus. Tax gross-ups on perquisites were eliminated in 2011

Pay Decisions

We take into account the following factors:

•	Nielsen financial performance;

•	Market benchmarks (our benchmarking process is described under “– Compensation Practices and Governance – Benchmarking”); and

•	Qualitative and quantitative assessment of individual performance.

2013 Proxy Statement	Nielsen Holdings N.V.	39

EXECUTIVE COMPENSATION

Compensation Practices and Governance

Compensation Committee

The Compensation Committee is responsible for the design of the executive compensation program. An Independent Sub-Committee of the Compensation Committee comprising Javier Teruel and Karen Hoguet approves pay decisions and incentive target setting and certification of attainment of targets relating to Section 16 Officers in order that the performance-based pay we provide to our Named Executive Officers is exempt from the $1,000,000 deduction limit applicable under the Section 162 (m) of the Code.

The Compensation Committee regularly reviews the philosophy and goals of the executive compensation program and assesses the effectiveness of compensation practices and processes. The Compensation Committee sets performance goals and assesses performance against these goals. The Committee considers the recommendations and market data provided by its independent consultant as well as the judgment of Mr. Calhoun on the performance of his direct reports. The CEO does not participate in the Compensation Committee discussion regarding his compensation. The Compensation Committee makes its decisions based on its assessment of Nielsen performance against goals as well as on its judgment as to what is in the best interests of Nielsen and its shareholders.

The responsibilities of the Compensation Committee are described more fully in its charter, which is available in the Corporate Governance page of our website at www.nielsen.com/investors under Corporation Information: Governance Documents: Compensation Committee Charter.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. Except as otherwise disclosed in this proxy statement, no member of the Compensation Committee has had any relationship with Nielsen requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served as a director, or member of the Compensation Committee (or other committee serving an equivalent function), of an organization that has an executive officer also serving as a member of our Board or Compensation Committee.

Independent Compensation Consultant

Effective October 25, 2012, the Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its compensation consultant, succeeding Frederic W. Cook & Co., Inc. (Cook). Meridian has provided market benchmarks and perspective on executive and independent director compensation including peer group analysis, long-term performance-based equity plans, risk assessment and clawback policies. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2012 other than executive and director compensation consulting. Discussions between Meridian and Nielsen management are limited to those necessary to complete work on behalf of the Committee.

The Compensation Committee retained Cook from January 1, 2012 to October 25, 2012 to provide perspective on executive compensation levels, equity usage and dilution ranges, long-term incentive grant guidelines and independent director deferred compensation arrangements. Cook and its affiliates did not provide any other services to Nielsen and its af?liates.

Prior to selecting Meridian, the Compensation Committee confirmed that Meridian and the lead consultant proposed for Nielsen satisfied the six independence factors for executive consultants described in SEC Independence Standards and NYSE listing rules. The Committee noted that Meridian’s lead compensation consultant for Nielsen is also the lead compensation consultant for Caterpillar Inc. where Mr. Calhoun serves as an independent Director and as a member of the Compensation Committee. In light of the Committee’s selection decision, Mr. Calhoun recused himself from any decisions relating to the selection and remuneration of Meridian at Caterpillar.

The work performed by Meridian and Cook in 2012 did not raise any conflict of interest issues.

2013 Proxy Statement	Nielsen Holdings N.V.	40

EXECUTIVE COMPENSATION

Benchmarking

The Compensation Committee uses a peer group of companies, selected for their business relevance and size appropriateness to Nielsen, as one of many considerations when making executive compensation pay decisions. To account for differences in the size of our peer group companies, the market data are statistically adjusted to allow for valid comparisons to similarly sized companies. The peer group information may also be supplemented by general industry survey data selected by Meridian to provide reasonable benchmarks for a company of Nielsen’s size and business type.

Following a study and recommendation from Meridian, the Committee modified the peer group to improve its effectiveness as a benchmark. The Committee noted that the current peer group was relatively small (12 companies) and that Nielsen was large in terms of revenue and market capitalization in relation to the peer group. The modifications address both issues. The 2012 peer group and the new 2013 peer group are listed below:

2012 PEER GROUP		2013 PEER GROUP
DirectTV	Solera Holdings	Alliance Data Systems Corp	Interpublic Group of Companies
Dun & Bradstreet	Thomson-Reuters Corp.	Automatic Data Processing	McGraw-Hill Companies
Equifax Inc.	Verisk Analytics Inc.	DirectTV	Moody’s Corp.
FactSet		Dun & Bradstreet	Omnicom Group
Fiserv Inc.		Equifax Inc.	Salesforce.com
Gartner Inc.		Experian plc	Teradata Corp.
IHS Inc.		Fiserv Inc.	Thomson-Reuters Corp
McGraw-Hill Companies		Gartner Inc.	Verisk Analytics Inc.
MSCI		IHS Inc.

Say on Pay

Nielsen received 90% approval of its say on pay resolution last year. Notwithstanding this high level of support, the Committee reviewed reports on Nielsen’s executive compensation program from Institutional Investor Services (ISS) and with advice from its compensation consultant developed an action plan to address certain key issues. The action plan completed in 2012 included the following:

•	Introduce a performance element into future long-term equity grants commencing 2013

•	Introduce a clawback policy

•	Provide enhanced disclosure in the CD&A of the performance foundation of pay decisions

Consideration of Risk

The Committee conducted a risk assessment of Nielsen’s 2012 pay practices which included the review of a report from the compensation consultant. The Committee concluded that Nielsen pay programs are not reasonably likely to have a material adverse effect on Nielsen, its business and its value. Specifically, the Committee noted the following:

•	Programs are appropriately balanced between short-term and long-term, and between fixed and variable rewards

•

Nielsen’s annual incentive design mitigates compensation risk by using Operating Plan EBITDA, a company-wide financial metric, to fund an incentive pool that is distributed on the basis of quantitative and qualitative assessment of divisional and individual performance and approved by the Committee

•

Nielsen’s long-term incentive comprises options and RSUs and will include performance vesting equity in 2013 for the executive group. Overlapping vesting periods keep management exposed, through shareholding, to the risks of their decision-making until the business risks associated with performance are likely realized

•	Executives are required to maintain significant levels of share ownership

•	Clawback, hedging and pledging prohibitions and share ownership requirements mitigate compensation-related risk

•	Qualitative assessments of business results mitigate risk in pay decisions

2013 Proxy Statement	Nielsen Holdings N.V.	41

EXECUTIVE COMPENSATION

2012 Total Direct Compensation Decisions

Annual Base Salaries

Base salary is the only fixed component of our executive officers’ compensation. The Compensation Committee considers market benchmarks supplied by its compensation consultant to ensure that base salaries are competitive in the marketplace and are serving their purpose to attract and retain top talent.

The Compensation Committee considers executive officers for salary increases generally in 24 month intervals and plans to deliver future increases in pay substantially in the form of long-term equity.

Although Mr. Calhoun’s last base salary increase was in 2008, the Compensation Committee decided to continue its primary focus on Mr. Calhoun’s annual performance incentives and on long-term equity awards. It therefore did not increase Mr. Calhoun’s base salary in 2012.

In December 2011, the Compensation Committee considered Mr. Cuminale for a base salary increase in light of his expanded responsibilities in the areas of new business development and corporate governance post-IPO. As a result, Mr. Cuminale’s base salary was increased from $625,000 to $700,000 effective January 1, 2012.

The remaining NEOs received increases to base salaries in 2011, so the Committee did not increase their base salaries in 2012.

Annual Incentive Plan

The purpose of the annual incentive plan is to motivate executives to accomplish short-term business performance goals and contribute to long-term business objectives. The plan is approved by the Compensation Committee at the beginning of each year and is intended to satisfy the performance pay exemption under Section 162 (m) of the Code.

Payouts under the plan are based on the plan funding formula and each NEO’s performance assessment. The plan funding is determined based on Operating Plan EBITDA* growth. (See footnote below for the definition). The performance of each NEO is assessed taking into account his or her effectiveness in executing performance objectives and operating plans as well as his or her leadership. Named Executive Officers who are assessed as performing highly receive higher payouts relative to their opportunity. The total incentive awards cannot exceed the amount of the incentive fund. Generally 11% of the incentive fund is paid to Named Executive Officers.

The target incentive opportunity for each NEO in 2012 is their prior year payout.

Plan Funding Formula

Each year the Compensation Committee approves a target incentive fund and the performance targets and thresholds that govern payouts.

•	The target incentive fund is substantially the equivalent of the payout made in the prior year

•

Performance targets are set in relation to the growth of Operating Plan EBITDA performance from prior year and in relation to our 2012 Operating Plan EBITDA target. Achievement of our 2012 Operating Plan EBITDA target required a growth of 8% from 2011 and, if achieved, would fund the incentive pool at 108%.The Committee believes that growth in annual Operating Plan EBITDA is highly correlated to the creation of shareholder value. This metric is an effective measure of executives’ contribution to short-term company performance

•

The 2012 Operating Plan EBITDA achievement was $1,594 million, representing 6% growth over prior year. Consequently the incentive fund was funded at 95% of target – the equivalent of approximately 5% reduction from the 2011 funding level

2013 Proxy Statement	Nielsen Holdings N.V.	42

EXECUTIVE COMPENSATION

•	The annual incentive formula and funding calculation are set out in the table below:

2012 ANNUAL INCENTIVE PLAN
OPERATING PLAN EBITDA* ($ in millions)	% Increase Over 2011	Funding Percentage
Threshold (90% of growth target): 1,466	-3%	70%
1,508	0%	76%
1,596	6%	96%
1,613	7%	100%
Target: 1,629	8%	108%
Actual: 1,594	6%	95%

*	Operating Plan EBITDA differs from the calculation of Adjusted EBITDA presented in our annual report on Form 10-K for the year ended December 31, 2012 previously filed with the SEC because it excludes the impact of fluctuations in foreign currency exchange rates. For the purposes of performance management we value local currency results at a fixed operating plan rate established at the beginning of the year. We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, goodwill and intangible asset impairment charges, stock-based compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items considered unusual or non-recurring in nature.

•

Before approving the incentive plan funding, the Compensation Committee assesses the Company’s free cash flow performance against annual plan objectives. The Committee has discretion to reduce the fund by up to 30% if free cash flow falls short of objectives. There is no discretion to increase the fund in the event that free cash flow performance exceeds objectives. The Committee reviewed the Company’s free cash flow performance (as shown under “– Executive Summary – Business Performance – Free Cash Flow”) and assessed that it substantially met objectives.

CEO Performance Assessment

The Compensation Committee used the following framework to assess Mr. Calhoun’s performance.

PERFORMANCE ELEMENT	ASSESSMENT
Quantitative Financial	Revenue grew 4% vs. 2011 on a constant currency basis Adjusted EBITDA grew 6% vs. 2011 on a constant currency basis Normalized Free Cash Flow grew 15% vs. 2011 on a constant currency basis
Qualitative Strategic objectives

Expansion of measurement of what consumers buy in developing markets – Africa, China and India

Enhanced U.S. retail coverage and analytical opportunities through addition of retail sales information from Walmart and Sam’s Club

Expanded television audience measurement for the U.S. market by capturing more forms of content viewing such as video on demand and connected devices, and became the designated TV audience measurement provider in more international markets, expanding our coverage to 32 countries

Negotiated an acquisition agreement with Arbitron Inc. which will increase Nielsen’s coverage of U.S. consumer media behavior by approximately 20%

More advertisers, agencies and media clients adopted our digital display and video measurement solutions

Expanded advertising effectiveness solutions to encompass TV, online, mobile and social platforms, and drove positive gains in marketing efficiency for our clients

Input from Board and CEO Direct Reports

De-risked and deleveraged the balance sheet and continued leadership in transitioning company toward greater public ownership

Continued investment and focus on leadership development and increasing depth of direct report succession

2013 Proxy Statement	Nielsen Holdings N.V.	43

EXECUTIVE COMPENSATION

Other NEO Performance Assessment

Mr. Calhoun makes pay recommendations for his direct reports after quantifying their performance against individual objectives set at the beginning of the year and their contribution to Nielsen’s financial performance and strategic objectives. He also considers the quality of the results delivered using a framework that quantifies the performance of each individual relative to his/her peers on factors such as leadership, Nielsen values, and degree of challenge. This qualitative assessment helps manage risk and better differentiates rewards for exceptional leaders.

The Compensation Committee considered the following performance factors in 2012 for our Named Executive Officers:

MITCHELL HABIB	Chief Operating Officer

•

Mr. Habib’s Global Business Services function delivered significant productivity, exceeding expectations, and delivered expense budget 2% better than plan. This result contributed significantly to the company’s Adjusted EBITDA performance in 2012

•	Continuing technological and engineering innovation to drive the deployment of measurement solutions in the Watch business

•	Leadership of coverage expansion initiatives in developing countries – Africa, India and China – and technology contribution to the U.S. Walmart service offering

•	Leadership of European restructuring initiative

BRIAN WEST	Chief Financial Officer

•

Leadership of Entertainment and Exposition business lines to deliver on-target performance in a challenging market. The Entertainment business exceeded its Adjusted EBITDA plan by 3%. The Expo business delivered Adjusted EBITDA close to plan, representing 8% growth over 2011. The Committee noted that this accomplishment was in addition to his CFO responsibilities

•	Leadership in enhancing Nielsen’s debt leverage and cash position, including extending term loan maturities of $1.2 billion and refinancing $800 million of debt at a favorable rate of 4.5%

•	Contribution to the negotiation and signing of the Arbitron agreement

•	The Committee noted in particular his leadership of investor relations and talent development results

SUSAN WHITING	Vice Chair

•	Leadership in enhancing Nielsen’s influence and brand with clients, industry associations and regulatory bodies

•	Leadership in strengthening Nielsen’s industry-leading privacy policies

•	Progress in advancing Nielsen’s Diversity and Inclusion agenda. The Committee noted in particular Ms. Whiting’s leadership of the External Advisory Councils and of the supplier diversity initiative

•	Leadership of Nielsen’s Corporate Responsibility strategy. The establishment of Nielsen Cares and the overwhelming success of Nielsen’s first Global Impact Day

JAMES CUMINALE	Chief Legal Officer

•

Critical role in business development and leadership in the negotiation and closing of acquisitions during 2012, including a new relationship with IBOPE in Latin America and his leadership in reaching the agreement to acquire Arbitron

•

The Committee noted in particular his leadership in enhancing corporate governance and his strong impact on ensuring the integrity of Nielsen’s business practices across the globe with the strengthening of the Corporate Ombudsman role

2013 Proxy Statement	Nielsen Holdings N.V.	44

EXECUTIVE COMPENSATION

2012 Incentive Awards

Based on its performance assessments above and the funding of the plan, described above, the Compensation Committee made the following incentive awards to the Named Executive Officers for 2012 performance.

Name	Target $	Payout %	Payout $
David Calhoun	$ 3,750,000	97%	$ 3,650,000
Mitchell Habib	1,600,000	100	1,600,000
Brian West	1,350,000	100	1,350,000
Susan Whiting	950,000	100	950,000
James Cuminale	875,000	103	900,000

The 2012 incentive awards to the Named Executive Officers represent approximately 11% of the annual incentive fund.

Long-term Incentives (LTI)

The purposes of the long-term incentive awards are to focus executives on long-term sustainable performance and to align executive rewards with long-term returns delivered to shareholders. Currently, all long-term incentives are delivered in equity-based awards.

2010 Plan

Equity-based awards are made to executives, other employees and directors pursuant to the 2010 Plan. In making decisions regarding 2012 equity awards, the Compensation Committee considered it important to increase the proportion of total pay delivered in the form of long-term equity. In addition, the Compensation Committee considered award guidelines derived by management from general industry median market benchmarks provided by its compensation consultant; total direct compensation; market benchmark data, prior year award values; and an assessment of each executive’s individual performance.

The Compensation Committee believes that stock options provide a powerful incentive for executives to focus on long-term performance and increase shareholder value, and provided 100% of Mr. Calhoun’s award in stock options and approximately 75% of the values of the awards for other Named Executive Officers in stock options. For the Named Executive Officers other than the CEO, the Compensation Committee provided 25% of the value of the long-term incentive awards in RSUs to enhance the retention value of the equity awards. Both options and RSUs vest over four years in equal annual installments.

This information is included under “– Grants of Plan-Based Awards in 2012” table.

2006 Plan

Prior to 2011, equity awards were made under the 2006 Stock Acquisition and Option Plan for Key Employees of Nielsen Holdings N.V. and its Subsidiaries, as amended and restated (the “2006 Plan”). Under the terms of the 2006 Plan, executives made a personal investment in the Company through the purchase of Nielsen stock and in return received a significant grant of stock options.

The personal investments made by our NEOs were as follows:

• Mr. Calhoun	$20,000,000 on 11/22/2006

• Mr. Cuminale	$3,000,000 on 2/2/2007

• Mr. Habib	$1,750,000 on 3/21/2007

• Mr. West	$1,250,000 on 3/21/2007

• Ms. Whiting	$1,000,000 on 2/2/2007

2013 Proxy Statement	Nielsen Holdings N.V.	45

EXECUTIVE COMPENSATION

During the period 2006–2010 there were no regular annual equity grants but there were grants of options made to Messrs. Calhoun, West and Cuminale in 2010 and grants of RSUs made to Ms. Whiting in 2007 and to Mr. Habib in 2009. The remaining unvested options under the 2006 Plan will vest on December 31, 2013, if the executive is employed by the company on this date.

Awards granted under the 2006 Plan were subject to restrictions on sale until the closing of a secondary offering which occurred in March 2012. Amendments to the 2006 Plan in 2011 lifted the sale restrictions in three installments following the closing of the secondary offering which had the effect of lifting sales restrictions by January 1, 2013, by which time robust share ownership guidelines (described below) were in place to align executives’ rewards closely with the long-term returns delivered to shareholders.

Share Ownership Guidelines

To ensure strong alignment of executive interests with the long-term interests of shareholders, executives and independent directors are required to accumulate and maintain a meaningful level of stock ownership in the Company. The guidelines were adopted in June 2011.

All Named Executive Officers currently meet the guidelines.

The independent directors are expected to meet the guidelines within five years from the date of adoption in June 2011.**

The table below presents the guidelines and the minimum and actual share ownership for each of our Named Executive Officers and independent directors.

NEOS

Name	Guideline	Guideline Shares	Share Ownership	*
Mr. Calhoun	6 x salary	305,000	1,250,000
Mr. Habib	3 x salary	82,000	94,511
Mr. West	3 x salary	80,000	90,844
Ms. Whiting	3 x salary	89,000	89,000
Mr. Cuminale	3 x salary	59,000	187,500

INDEPENDENT DIRECTORS

Name	Guideline	Guideline Shares	Share Ownership	*
Mr. Pozen	5 x Fees	13,000	181,402
Ms. Hoguet	5 x Fees	13,000	4,800
Mr. Teruel	5 x Fees	12,000	4,432
Mr. Ranadivé**	5 x Fees	11,000	1,118

*	Eligible shares include beneficially-owned shares held directly or indirectly, jointly-owned shares, Deferred Stock Units and shares held in the 401(k) plan, as of March 1, 2013.

**	Mr. Ranadivé’s share ownership guidelines were calculated on the date of his appointment on July 26, 2012.

2013 Proxy Statement	Nielsen Holdings N.V.	46

EXECUTIVE COMPENSATION

Other Policies and Guidelines

Perquisites

We provide our Named Executive Officers with limited perquisites, reflected in the “All Other Compensation” column of the Summary Compensation Table and described in the footnotes. Named Executive Officers may claim financial planning and executive health exam expenses, capped each year at $15,000 and $2,500, respectively. In certain circumstances, where necessary for business purposes, we also provide reimbursement for club membership fees and relocation expenses.

Severance

We believe that severance protections play a valuable role in attracting and retaining key executive officers. Since 2007, we have offered severance protections in conjunction with participation in the 2006 Plan.

Mr. Calhoun’s severance protections, which are provided under his employment agreement, are described in further detail under “– Potential Payments Upon Termination or Change in Control – Severance Benefits – Mr. Calhoun.” Consistent with his responsibilities as Chief Executive Officer and with competitive practice, Mr. Calhoun’s severance protections are higher than those of the other Named Executive Officers.

The severance protections for other Named Executive Officers are provided under severance agreements with each of the other NEOs. The relevant severance triggering events and amounts payable are described in further detail under “– Potential Payments Upon Termination or Change in Control – Severance Benefits – Named Executive Officers Other Than Mr. Calhoun.”

Change in Control

For equity awards made in 2011 or later, under the 2010 Plan, as amended, unvested options and RSUs do not vest automatically in the event of a change in control.

In general, unvested equity awards granted under the 2006 Plan vest in full on a change in control. Effective December 31, 2013, the final tranche of equity awards under this plan will vest under the regular terms of the plan. Thereafter, the only remaining unvested options are a small tranche of performance-based stock options that may vest on a change in control depending upon the financial return to the Sponsors; these options will expire for each NEO between November 2016 and March 2017 dependent on their grant date.

Mr. Cuminale’s severance agreement provides that Nielsen will provide an excise tax indemnity on certain payments and benefits under certain circumstances in connection with a change in control of Nielsen. Nielsen elected to provide this benefit to Mr. Cuminale as an incentive to join Nielsen in 2007, as Mr. Cuminale was considered uniquely qualified to be Chief Legal Officer by certain members of the board given his expertise as it related to the circumstances of companies like Nielsen following our take-private transaction in 2006. Also as an incentive to join Nielsen, Mr. Cuminale was allowed to make a substantial personal investment in Nielsen and received a significant grant of stock options as a result of that investment. The Compensation Committee believes that the excise tax indemnity is an important retention tool, as it neutralizes the potential for Mr. Cuminale to incur excise taxes in the event of a change in control of Nielsen that could materially reduce the expected return to him on the options he received. We have determined that no such excise taxes would have been due if a change in control of the Company had occurred on December 31, 2012.

These benefits are described in further detail under “– Potential Payments Upon Termination or Change in Control.”

2013 Proxy Statement	Nielsen Holdings N.V.	47

EXECUTIVE COMPENSATION

Clawback Policy

The Compensation Committee recently approved a clawback policy which will require the Chief Executive Officer and his executive direct reports, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the executive, and any non-vested equity-based awards previously granted to the executive if:

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error; and

The executive engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error, and

The amount of the incentive compensation that would have been awarded to the executive, had the financial results been properly reported, would have been lower than the amount actually awarded.

Other Benefits

The CEO and each Named Executive Officer are eligible to participate in the health and welfare, defined contribution 401(k), and deferred compensation plans made available, per eligibility requirements, to all employees.

Ms. Whiting participates in the Company’s former qualified cash balance retirement plan and associated non-qualified excess plan that were available, per eligibility requirements, to all employees. The Company froze both plans in 2006.

Tax Implications

Section 162 (m) of the Code limits the deductibility of compensation paid to our NEOs to $1 million during any fiscal year unless such compensation is performance-based under these rules. The Company intends to structure its compensation arrangements to take advantage of this exemption to the extent practicable. However, the Compensation Committee maintains the flexibility to pay non-deductible compensation if it determines it is necessary to meet its compensation objectives and/or it is in the best interests of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (or any amendment thereto).

Submitted by the Compensation Committee of the Company’s Board of Directors: February 20, 2013.

James A. Attwood, Jr. (Chairman)

Richard J. Bressler

Patrick Healy

Karen M. Hoguet

Alexander Navab

Robert Reid

Javier G. Teruel

2013 Proxy Statement	Nielsen Holdings N.V.	48

EXECUTIVE COMPENSATION

TABLES AND NARRATIVE DISCLOSURE

Summary Compensation Table

The following table presents information regarding compensation to our Named Executive Officers for fiscal years 2012, 2011 and 2010.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)	Bonus [1] ($)	Stock Awards [2] ($)	Option Awards [3] ($)	Non-Equity Incentive Plan Compensation [4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [5] ($)	All Other Compensation [6] ($)	Total ($)
David Calhoun Chief Executive Officer	2012	1,625,000	2,004,039	—	6,624,000	3,650,000	—	22,250	13,925,289
	2011	1,625,000	2,004,039	—	7,078,500	3,750,000	—	38,153	14,495,692
	2010	1,625,000	8,004,039	—	1,195,000	3,375,000	—	16,329	14,215,368
Mitchell Habib Chief Operating Officer	2012	875,000	—	419,700	1,449,000	1,600,000	—	22,500	4,366,200
	2011	855,289	—	—	1,905,750	1,600,000	—	1,284,704	5,645,743
	2010	750,000	—	—	—	1,500,000	—	41,732	2,291,732
Brian West Chief Financial Officer	2012	850,000	—	419,700	1,242,000	1,350,000	—	22,500	3,884,200
	2011	835,808	250,000	—	1,361,250	1,350,000	—	63,805	3,860,863
	2010	760,000	—	—	491,000	1,250,000	—	52,090	2,553,090
Susan Whiting Vice Chair	2012	950,000	—	279,800	786,600	950,000	25,162	22,259	3,013,821
	2011	942,115	—	—	1,089,000	950,000	28,691	75,566	3,085,372
	2010	900,000	—	—	—	900,000	52,500	393,067	2,245,567
James Cuminale Chief Legal Officer	2012	700,000	—	279,800	952,200	900,000	—	23,992	2,855,992
	2011	625,000	250,000	—	1,361,250	875,000	—	62,433	3,173,683
	2010	—	—	—	—	—	—	—	—

[1]	Bonus
Mr. Calhoun: the amounts in 2011 and 2012 are the final installments of the signing bonus awarded under his original employment agreement. The amount in 2010 includes the signing bonus installment for that year of $2,004,039 and an additional lump sum signing bonus of $6,000,000 in connection with the execution of his restated employment agreement (see “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2012 Table – Employment Agreement with Mr. David L. Calhoun”).
Messrs. West and Cuminale: the amounts shown were one-time discretionary bonuses awarded to each in recognition of their contribution to the IPO.

[2]	Stock Awards
Represents the aggregate grant date fair value of RSUs awarded to certain Named Executive Officers calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. For a discussion of the assumptions and methodologies used to value the awards reported in column (e), please see Note 12 “Share-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2012 previously filed with the Securities and Exchange Commission. All numbers exclude estimates of forfeitures. No awards were subject to repricing and no awards were subject to performance conditions.

[3]	Option Awards
Represents the aggregate grant date fair value of options awarded to each Named Executive Officer calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. For a discussion of the assumptions and methodologies used to value the awards reported in column (f), please see Note 12 “Share-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2012 previously filed with the Securities and Exchange Commission. All numbers exclude estimates of forfeitures. No awards were subject to repricing and no awards were subject to performance conditions.

[4]	Non-Equity Incentive Plan Compensation
Represents the value of the annual cash incentive for the plan year, typically paid in February of the following year.

[5]	Change in Pension Value and Non-Qualified Deferred Compensation
The amounts indicated for Ms. Whiting represent the actuarial change in pension value during 2012, relating to the Nielsen qualified plan and non-qualified excess plan. See “– Pension Benefits for 2012.”

[6]	All Other Compensation (2012 values)
Mr. Calhoun: financial planning expenses: $15,000; retirement plan contributions: $7,250
Mr. Habib: financial planning expenses: $15,000; retirement plan contributions: $7,500
Mr. West: financial planning expenses: $15,000; retirement plan contributions: $7,500

Ms. Whiting: financial planning expenses: $10,975; retirement plan contributions: $7,500; residual relocation expenses: $960; club membership expenses: $2,824

Mr. Cuminale: financial planning expenses: $15,000; retirement plan contributions: $7,500; executive health examination expenses: $1,492

2013 Proxy Statement	Nielsen Holdings N.V.	49

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2012

The following table presents information regarding grants to our Named Executive Officers during the fiscal year ended December 31, 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options ($/sh)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Option Awards ($)	Number of Shares or Units of Stock Awards [1] (#)	Grant Date Fair Value of Shares or Units of Stock Awards [1] ($)
David Calhoun		—	3,750,000	—	—	—	—	—	—
	7/26/2012	—	—	—	800,000	27.98	6,624,000	—	—
Mitchell Habib		—	1,600,000	—	—	—	—	—	—
	7/26/2012	—	—	—	175,000	27.98	1,449,000	15,000	419,700
Brian West		—	1,350,000	—	—	—	—	—	—
	7/26/2012	—	—	—	150,000	27.98	1,242,000	15,000	419,700
Susan Whiting		—	950,000	—	—	—	—	—	—
	7/26/2012	—	—	—	95,000	27.98	786,600	10,000	279,800
James Cuminale		—	875,000	—	—	—	—	—	—
	7/26/2012	—	—	—	115,000	27.98	952,200	10,000	279,800

[1]	These supplemental columns provide additional information on the number and value of the restricted stock units granted in July 2012.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2012 Table

Employment Agreement with Mr. David L. Calhoun

On August 22, 2006, we entered into an employment agreement with Mr. Calhoun, which was amended effective as of September 14, 2006 (as amended, the “Original Agreement”). His employment agreement was amended and restated effective December 15, 2008, and again effective October 27, 2010 (the “Restated Agreement”). The Restated Agreement has an employment term, which commenced October 27, 2010 and, unless earlier terminated, will continue until December 31, 2014.

In connection with the Original Agreement Mr. Calhoun became entitled to a signing bonus of $10,613,699, which was paid in installments annually through January 1, 2012 (the “Original Signing Bonus”). Mr. Calhoun received the final installment ($2,004,039) of his Original Signing Bonus on January 13, 2012. In connection with entering into the Restated Agreement, Mr. Calhoun received an additional signing bonus of $6,000,000, which would have been repayable in full had his employment terminated for any reason prior to January 1, 2013. If Mr. Calhoun’s employment terminates for any reason after January 1, 2013, but prior to January 1, 2015, he must repay a pro-rata portion of this signing bonus.

Grants of Plan Based Awards in 2012

On July 26, 2012, Mr. Calhoun was granted options under the 2010 Plan. These options have a strike price equal to $27.98 per share, the fair market value of a Company share on the date of grant. The options will vest ratably on July 26 of 2013, 2014, 2015 and 2016.

On July 26, 2012, the other NEOs were granted options and RSUs under the 2010 Plan. The options have a strike price equal to $27.98 per share, the fair market value of a Company share on the date of grant. The options and RSUs will vest ratably on July 26 of 2013, 2014, 2015 and 2016.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2012.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable [1] (#)	Number of Securities Underlying Unexercised Options Unexercisable [1] (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options [1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested [2] (#)	Market Value of Shares or Units of Stock That Have Not Vested [2] ($)
David Calhoun	11/22/2006	3,037,500	356,250	356,250	16.00	11/22/2016	—	—
	11/22/2006	506,250	59,375	59,375	32.00	11/22/2016	—	—
	2/25/2010	156,250	—	—	18.40	2/25/2020	—	—
	5/11/2011	162,500	487,500	—	30.19	5/11/2018	—	—
	7/26/2012	—	800,000	—	27.98	7/26/2019	—	—
Mitchell Habib	3/21/2007	70,396	40,078	40,078	16.00	3/21/2017	—	—
	3/21/2007	56,953	6,680	6,679	32.00	3/21/2017	—	—
	5/11/2011	43,750	131,250	—	30.19	5/11/2018	—	—
	7/26/2012	—	175,000	—	27.98	7/26/2019	15,000	458,850
Brian West	3/21/2007	367,968	44,531	44,531	16.00	3/21/2017	—	—
	3/21/2007	63,282	7,422	7,421	32.00	3/21/2017	—	—
	3/18/2010	41,667	20,833	—	18.40	3/18/2020	—	—
	5/11/2011	31,250	93,750	—	30.19	5/11/2018	—	—
	7/26/2012	—	150,000	—	27.98	7/26/2019	15,000	458,850
Susan Whiting	2/2/2007	284,945	53,437	53,437	16.00	2/2/2017	—	—
	2/2/2007	75,937	8,906	8,907	32.00	2/2/2017	—	—
	5/11/2011	25,000	75,000	—	30.19	5/11/2018	—	—
	7/26/2012	—	95,000	—	27.98	7/26/2019	10,000	305,900
James Cuminale	2/2/2007	203,750	35,625	35,625	16.00	2/2/2017	—	—
	2/2/2007	50,625	5,937	5,938	32.00	2/2/2017	—	—
	3/18/2010	41,667	20,833	—	18.40	3/18/2020	—	—
	5/11/2011	31,250	93,750	—	30.19	5/11/2018	—	—
	7/26/2012	—	115,000	—	27.98	7/26/2019	10,000	305,900

[1]	The option awards are subject to vesting schedules as follows:
•	Option awards with exercise prices of $16 and $32
•

For Mr. Calhoun, 5% vested on December 31, 2006. For the remaining NEOs, 5% vested on their grant date. Thereafter, for all NEOs, 19% were scheduled to vest on each of the five anniversaries of December 31, 2006, 50% of which were subject to the performance vesting based on the achievement of pre-established EBITDA targets. 2008 performance did not meet the pre-established target.

Performance-based options for this year will not vest unless there is a change in control. Performance in 2010 and 2011 did not meet the pre-established targets. Performance-based options for these years converted to time-based options with vesting on December 31, 2012 and December 31, 2013, respectively.
•	Option awards with an exercise price of $18.40
•	Mr. Calhoun: vested one-third each year on December 31 of 2010, 2011 and 2012
•	Messrs. West and Cuminale: vest one-third on March 18 of 2011, 2012 and 2013
•	Option awards with an exercise price of $30.19 – all Named Executive Officers
•	vest ratably on May 11 of 2012, 2013, 2014 and 2015
•	Option awards with an exercise price of $27.98 – all Named Executive Officers
•	vest ratably on July 26 of 2013, 2014, 2015 and 2016

[2]	For each of the NEOs, other than Mr. Calhoun, the values represent restricted stock units which will vest ratably on July 26, 2013, 2014, 2015 and 2016. Market value is based on the closing price as of December 31, 2012 of $30.59 per share.

2013 Proxy Statement	Nielsen Holdings N.V.	51

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2012

The following table presents information regarding the value realized by each of our Named Executive Officers upon the exercise of option awards or the vesting of stock awards during the fiscal year ended December 31, 2012.

(a)	(b)		(c)	(d)	(e)
	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting* ($)
David Calhoun	—		—	—	—
Mitchell Habib	271,323		3,430,485	20,834	637,312
Brian West	11,719	**	139,925	—	—
Susan Whiting	170,680		2,050,022	—	—
James Cuminale	100,000		1,347,260	—	—

*	Mr. Habib’s RSUs vested on December 31, 2012. Their value is based on the closing price as of December 31, 2012 of $30.59 per share.
**	Mr. West exercised options and held 11,719 shares.

Pension Benefits for 2012

The following table presents information regarding the pension arrangements with each of our Named Executive Officers during the fiscal year ended December 31, 2012.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David Calhoun	—	—	—	—
Mitchell Habib	—	—	—	—
Brian West	—	—	—	—
Susan Whiting	Qualified Plan	26.67	338,154	—
	Excess Plan	26.67	247,105	—
James Cuminale	—	—	—	—

Assumptions for Present Value of Accumulated Benefit

Present values at December 31, 2012 were calculated using an interest rate of 4.30%, an interest credit rate of 3.05% and the RP 2000 mortality table (projected to 2012). At December 31, 2011, values were calculated using an interest rate of 4.65%, an interest credit rate of 3.40% and the RP 2000 mortality table (projected to 2012). These assumptions are consistent with those used for the financial statements of the Company’s retirement plans.

United States Retirement Plans

Effective August 31, 2006, the Company froze its United States qualified and non-qualified retirement plans. No participants may be added and no further benefits may accrue after this date. The retirement plans, as in existence immediately prior to the freeze, are described below.

We maintain a tax-qualified retirement plan (the “Qualified Plan”), a cash-balance pension plan that covers eligible United States employees who have completed at least one year of service. Prior to the freeze, we added monthly basic and investment credits to each participant’s account. The basic credit equals 3% of a participant’s eligible monthly compensation. Participants became fully vested in their accrued benefits after the earlier of five years of service or when the participant reached normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan). Unmarried participants receive retirement benefits as a single-life annuity, and married participants receive retirement benefits as a qualified joint-and-survivor annuity. Participants can elect an alternate form of

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EXECUTIVE COMPENSATION

payment such as a straight-life annuity, a joint-and-survivor annuity, years certain-and-life income annuity or a level income annuity option. Lump sum payment of accrued benefits is only available if the benefits do not exceed $5,000. Payment of benefits begins at the later of the participant’s termination of employment or reaching age 40.

We also maintain a non-qualified retirement plan (the “Excess Plan”) for certain of our management and highly compensated employees. Prior to the freeze, the Excess Plan provided supplemental benefits to individuals whose benefits under the Qualified Plan are limited by the provisions of Section 415 and/or Section 401(a)(17) of the Code. The benefit payable to a participant under the Excess Plan is equal to the difference between the benefit actually paid under the Qualified Plan and the amount that would have been payable had the applicable Code limitations not applied. Although the Excess Plan is considered an unfunded plan and there is no current trust agreement for the Excess Plan, assets have been set aside in a “rabbi trust” fund. It is intended that benefits due under the Excess Plan will be paid from this rabbi trust or from the general assets of the Nielsen entity that employs the participants.

Ms. Whiting is the only Named Executive Officer who is a participant in the Qualified Plan and the Excess Plan.

Nonqualified Deferred Compensation for 2012

Messrs. Calhoun and West each received a deferred compensation contribution to offset the loss of supplemental executive retirement benefits (“SERP”) at their prior employer. Such contributions were contemplated in their employment arrangements upon hiring with payments deferred until 2012. Both Named Executive Officers received interest credits at 5.05% per annum. The Compensation Committee believed that these provisions were essential to attract these exceptional candidates into Nielsen at a critical stage of the leveraged buyout. Pursuant to these provisions, lump sum payouts of $18,678,537 and $2,061,080 were made to Mr. Calhoun and Mr. West respectively on January 6, 2012.

Beginning January 1, 2012, Mr. Calhoun’s Restated Agreement requires Nielsen to accrue $1,000,000 per year as an additional supplementary retirement benefit in each of 2012, 2013 and 2014. Any amounts so accrued will be payable to him on the earlier of January 1, 2015 or the termination of his employment.

The Company offers a voluntary nonqualified deferred compensation plan in the United States, which allows selected executives the opportunity to defer a significant portion of their base salary and incentive payments to a future date. Earnings on deferred amounts are determined with reference to designated mutual funds. Ms. Whiting is the only Named Executive Officer with a balance under this plan. There is no above market rate of return given to executives as defined by the Securities and Exchange Commission.

The following table presents information regarding non-qualified deferred compensation arrangements with each of our Named Executive Officers during the fiscal year ended December 31, 2012.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY [1] ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY [2] ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE [3] ($)
David Calhoun	—	—	15,493	18,678,537	0
Susan Whiting	95,000	—	12,029	163,748	258,193
Brian West	—	—	1,710	2,061,080	0

[1]	Ms. Whiting’s 2012 contribution of $95,000 was made from salary and annual cash incentive and is included in the Salary and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

[2]	Interest payments have not been reported in the Summary Compensation Table.

[3]	For Ms. Whiting, $163,193 of the aggregate balance reflects Ms. Whiting’s contributions that have been included in Summary Compensation Tables for prior years.

2013 Proxy Statement	Nielsen Holdings N.V.	53

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

Severance Benefits – Termination of Employment

Mr. Calhoun

If Mr. Calhoun’s employment is terminated during the employment term due to death, “disability,” by the Company without “cause” or by Mr. Calhoun for “good reason” (as those terms are defined in the Restated Agreement), subject to his compliance with certain restrictive covenants, as described under “– Restrictive Covenants,” and his execution (without revocation) of a general waiver and release of claims, Mr. Calhoun will be entitled to severance pay that includes:

payment equal to two times the sum of (a) Mr. Calhoun’s base salary, plus (b) the greater of the annual incentive paid in respect of the fiscal year preceding the fiscal year in which the termination occurs or the annual incentive paid in respect of the 2010 fiscal year;

a pro-rata portion of Mr. Calhoun’s annual incentive for the year of the termination;

payment of any vested or accrued deferred compensation benefits (including SERP); and

continued health and welfare benefits for Mr. Calhoun and his family members for up to two years at Nielsen’s cost.

If Mr. Calhoun’s employment had been terminated on December 31, 2012, he would have received total payments as shown in the following table:

Name	Two Times the Sum of Base Salary Plus Annual Incentive	Annual Incentive Award	Accrued Additional SERP	Health & Welfare Benefits	Total
David Calhoun	$ 10,750,000	$ 3,650,000	$ 1,000,000	$ 37,979	$ 15,437,979

Mr. Calhoun would receive the payments described above in the event of termination of his employment. In addition, on a change in control, any unvested options granted in 2011 and 2012 under the 2010 Plan, as amended, would become vested and exercisable in full if the acquiring entity does not provide for the issuance of substitute awards on an equitable basis. Unvested options under the 2006 Plan would also vest on a change in control.

As of December 31, 2012, the value of any accelerated vesting of options would be $12,678,375, as set forth in the following table. This includes the value of options awarded in 2011 and 2012 which would vest if not assumed by the acquiring entity.

Grant Date	Unvested Options	Strike Price	Fair Market Value as of 12/31/2012	Value of Accelerated Unvested Options
11/22/06	712,500	16.00	$ 30.59	$ 10,395,375
11/22/06	118,750	32.00	30.59	—
5/11/11	487,500	30.19	30.59	195,000
7/26/12	800,000	27.98	30.59	2,088,000
				$ 12,678,375

Under certain circumstances, benefits payable to Mr. Calhoun in connection with a change in control of the Company that are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code may be reduced to the highest amount that would not subject Mr. Calhoun to any excise tax under Section 4999 of the Code.

Named Executive Officers Other Than Mr. Calhoun

If the employment of any other Named Executive Officers is terminated by the Company without cause or by them for good reason (as those terms are defined in the form of Severance Agreement), subject to their compliance with certain restrictive covenants (as described under “– Restrictive Covenants”), and their execution (without revocation) of a general waiver and release of claims, they will be entitled to severance pay that includes:

payment equal to two times the base salary;

a pro-rata portion of their annual incentive award for the year of termination; and

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EXECUTIVE COMPENSATION

continued health and welfare benefits for the executive and their family members for the duration of the severance period, with premiums at employee rates.

If an executive’s employment had been terminated without cause by the Company, or for good reason by the executive on December 31, 2012 they would have received total payments as shown in the following table:

Name	Two Times Base Salary	Annual Incentive Award	Health and Welfare Benefits	Total
Mitchell Habib	$ 1,750,000	$ 1,600,000	$ 13,800	$ 3,363,800
Brian West	1,700,000	1,350,000	13,800	3,063,800
Susan Whiting	1,900,000	950,000	13,800	2,863,800
James Cuminale	1,400,000	900,000	13,800	2,313,800

Each NEO (other than Mr. Calhoun) would receive the payment described above in the event of termination of his or her employment. In addition, on a change in control, any unvested options and RSUs granted in 2011 and 2012 under the 2010 Plan, as amended, would become vested and exercisable in full if the acquiring entity does not provide for the issuance of substitute awards on an equitable basis. Unvested options under the 2006 Plan would also vest on a change in control.

As of December 31, 2012, the value of any accelerated vesting of options and RSUs would be as set forth in the following table. This includes the value of options and RSUs awarded in 2011 and 2012 which would vest if not assumed by the acquiring entity.

Name	Grant Date	Unvested Options	Unvested RSUs	Strike Price	Fair Market Value as of 12/31/2012	Value of Accelerated Unvested Options & RSUs
Mitchell Habib	3/21/07	80,156		$ 16.00	$ 30.59	$ 1,169,476
	3/21/07	13,359		32.00	30.59	—
	5/11/11	131,250		30.19	30.59	52,500
	7/26/12	175,000		27.98	30.59	456,750
	7/26/12		15,000	—	30.59	458,850
						$ 2,137,576
Brian West	3/21/07	89,062		$ 16.00	$ 30.59	$ 1,299,415
	3/21/07	14,843		32.00	30.59	—
	3/18/10	20,833		18.40	30.59	253,954
	5/11/11	93,750		30.19	30.59	37,500
	7/26/12	150,000		27.98	30.59	391,500
	7/26/12		15,000	—	30.59	458,850
						$ 2,441,219
Susan Whiting	2/2/07	106,874		$ 16.00	$ 30.59	$ 1,559,292
	2/2/07	17,813		32.00	30.59	—
	5/11/11	75,000		30.19	30.59	$ 30,000
	7/26/12	95,000		27.98	30.59	247,950
	7/26/12		10,000	—	30.59	$ 305,900
						$ 2,143,142
James Cuminale	2/2/07	71,250		$ 16.00	$ 30.59	$ 1,039,538
	2/2/07	11,875		32.00	30.59	—
	3/18/10	20,833		18.40	30.59	253,954
	5/11/11	93,750		30.19	30.59	37,500
	7/26/12	115,000		27.98	30.59	300,150
	7/26/12		10,000	—	30.59	305,900
						$ 1,937,042

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EXECUTIVE COMPENSATION

In addition, Mr. Cuminale’s severance agreement provides that Nielsen may provide an excise tax indemnity in the event that certain payments and benefits (including vesting of equity incentives) that he receives (whether or not his employment terminates) in connection with a change in control of the Company become subject to an excise tax under Section 4999 of the Code. However, no indemnity will be paid if certain cash payments are reduced by an amount necessary so as not to give rise to such excise tax, so long as the remaining cash payments due to Mr. Cuminale are at least 90% of all cash payments that would otherwise be payable to him. We have determined that if a change in control of the Company had occurred (whether or not Mr. Cuminale’s employment had also terminated) on December 31, 2012, no excise tax under Section 4999 of the Code would have been due.

Restrictive Covenants

Pursuant to Mr. Calhoun’s employment agreement, he has agreed not to disclose any Company confidential information at any time during or after his employment with Nielsen. In addition, Mr. Calhoun has agreed that, for a period of two years following a termination of his employment with Nielsen, he will not solicit or hire Nielsen’s employees or solicit Nielsen’s customers or materially interfere with any of Nielsen’s business relationships. He has also agreed not to act as an employee, investor or in another significant function in any business that directly or indirectly competes with any business of the Company.

Pursuant to the severance agreements of the other Named Executive Officers, they have agreed not to disclose any Company confidential information at any time during or after their employment with Nielsen. In addition, they have agreed that, for a period of two years following a termination of their employment with Nielsen, they will not solicit Nielsen’s employees or customers or materially interfere with any of Nielsen’s business relationships. They have also agreed not to act as an employee, investor or in another significant function in any business that directly or indirectly competes with any business of the Company.

If a Named Executive Officer breaches the restrictive covenants, in addition to all other remedies that may be available to the Company, the Named Executive Officer will be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of the options or shares of common stock underlying the options held by the officer.

2013 Proxy Statement	Nielsen Holdings N.V.	56

Director Compensation

Dutch law requires our shareholders to adopt a general compensation policy applicable to our Board of Directors and covering, among other things, fixed and variable compensation and equity plans. Our shareholders have adopted such policy. Our articles of association provide, consistent with applicable Dutch law, that the Board may decide on the individual compensation applicable to our directors, within the framework permitted by the approved general compensation policy. In making its decision, our Board is assisted by the Compensation Committee. To the extent the Board decides to include in the compensation package for directors an equity plan, the plan (at an aggregated level for all directors stating the amount of equity that may be granted and the material terms) is subject to the approval of our general meeting of shareholders. The equity plan applicable to our directors has been approved by our general meeting of shareholders. As discussed under “Proposal No. 6 – Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan,” we are seeking approval of an amended equity plan applicable to our directors and our employees.

Our Chief Executive Officer does not receive compensation for his services as a director. Until May 1, 2013, each of our non-executive directors who are not affiliated with the Sponsors (the “Independent Directors”) received an annual cash retainer of $60,000. Independent Directors who are members of the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee each received additional annual compensation of $10,000, $5,000 and $5,000, respectively, and the chairperson of each of these committees received additional annual compensation of $15,000, $10,000 and $10,000, respectively. Each Independent Director receives $2,000 of additional compensation for each meeting attended in excess of five meetings in one year. Fees are paid quarterly. We also issued annually to each of our Independent Directors a number of stock options having a value, as determined by the Company, of $100,000, with an exercise price equal to the fair market value on the date of issuance. These options vest in four substantially equal quarterly installments and have a term of ten years from the date of grant.

Until November 1, 2012, our directors could elect to receive their annual cash compensation in the form of shares of our capital stock. On July 26, 2012, the Board of Directors adopted a deferred compensation plan (effective for compensation earned on and after November 1, 2012) for Independent Directors under which they may defer the receipt of their cash payments into Deferred Stock Units (“DSUs”). A DSU represents an unfunded and unsecured right to receive one share of Nielsen common stock following the termination of the director’s services with Nielsen. Also on July 26, 2012, the Board of Directors determined that each annual equity grant to Independent Directors should be made half in stock options and half in DSUs that vest in four quarterly installments subject to continued service on the vesting date. The total value of the grants (including both stock options and DSUs) remained at $100,000.

Following a competitive study performed by Meridian, the Compensation Committee’s compensation consultant, changes to Independent Director compensation were adopted by our Board of Directors on February 21, 2013 to be effective May 1, 2013. Each of our Independent Directors receives an annual cash retainer of $70,000. Committee membership fees will remain as described above, but chairpersons of the Audit, Compensation and Nomination and Corporate Governance Committees receive $20,000, $15,000 and $15,000, respectively. Annual equity grants are made entirely in DSUs with a fair market value of $120,000. The DSUs vest in four substantially equal quarterly installments.

Also, on February 21, 2013, our Board of Directors approved the accrual of dividend equivalents (in the form of additional DSUs) on unvested DSUs granted to our directors.

In June 2011, our Board of Directors adopted share ownership guidelines, pursuant to which our Independent Directors are required to maintain equity ownership in our company equivalent to at least five times their annual fees. Shares beneficially owned by the Independent Directors, including DSUs, jointly-owned shares and shares held in 401(k) plans, are included in the calculation. The Independent Directors are expected to meet the guidelines within five years from the adoption, although Mr. Pozen already meets the guidelines.

2013 Proxy Statement	Nielsen Holdings N.V.	57

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION FOR THE 2012 FISCAL YEAR

The 2012 compensation of non-employee directors who served on the Board in 2012 is displayed in the table below:

Name	Fees Earned or Paid in Cash [1] ($)		Stock Awards [1] ($)		Option Awards ($)		Total ($)
James A. Attwood Jr. [2]	—		—		—		—
Richard J. Bressler [2]	—		—		—		—
Simon E. Brown [2]	—		—		—		—
Michael S. Chae [2]	—		—		—		—
Patrick J. Healy [2]	—		—		—		—
Karen M. Hoguet	—		86,000	[3]	100,000	[6]	186,000
James M. Kilts [2]	—		—		—		—
Iain Leigh [2]	—		—		—		—
Eliot Merrill [2]	—		—		—		—
Alexander Navab [2]	—		—		—		—
Robert C. Pozen	—		84,000	[3]	100,000	[6]	184,000
Vivek Ranadivé	15,000	[4]	47,500	[5]	37,500	[6]	100,000
Robert Reid [2]	—		—		—		—
Scott Schoen [2]	—		—		—		—
Javier G. Teruel	—		75,000	[3]	100,000	[6]	175,000

[1]

From January 1, 2012 to October 31, 2012, Messrs. Pozen and Teruel and Ms. Hoguet elected to receive 100% of their Board and Committee fees in the form of shares of our common stock. The number of shares each director received in lieu of his or her quarterly fees was based on the closing trading price of a share of Nielsen common stock on the date the cash fees would otherwise be payable. Effective November 1, 2012, the effective date of the deferred compensation plan, all directors elected to defer their cash compensation into DSUs (as described above). The number of DSUs credited to the director’s DSU account in lieu of his or her quarterly fees is based on the closing trading price of a share of Nielsen common stock on the date the cash fees would otherwise be payable.

[2]	These directors are affiliated with our Sponsors and received no additional compensation for serving on our Board of Directors.

[3]

Represents an annual retainer of $60,000, Audit Committee membership fees of $10,000 for Messrs. Pozen and Teruel, Audit Committee chairperson fees of $15,000 for Ms. Hoguet, Compensation Committee membership fees of $5,000 for Ms. Hoguet and Mr. Teruel and Nomination and Corporate Governance Committee chairperson fees of $10,000 for Mr. Pozen. Mr. Pozen and Ms. Hoguet received additional compensation of $4,000 and $6,000, respectively, for each Board meeting attended in excess of five meetings in calendar year 2012. The dollar amount shown represents the aggregate fair value of stock calculated in accordance with Financial Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”). Ms. Hoguet and Messrs. Pozen and Teruel have 4,000, 180,664, 3,855, shares of our common stock outstanding at fiscal year end, respectively.

[4]

Mr. Ranadivé began his services as a director on July 26, 2012. The amount shown represents the pro-rated annual retainer paid in cash for the period commencing on his start date and ending October 31, 2012.

[5]

Represents for Mr. Ranadivé (1) the cash compensation of $10,000 he earned for November and December 2012 that he elected to defer into DSUs and (2) an award of DSUs on August 1, 2012 with a grant date fair value of $37,500, representing a pro-rated award based on his start date in 2012. DSUs were granted at fair market value on date of grant and vest in four substantially equal quarterly installments from the grant date. The dollar amount shown represents the aggregate fair value of DSUs calculated in accordance with ASC Topic 718. Mr. Ranadivé has an aggregate of 1,314 DSUs outstanding at December 31, 2012.

[6]

Represents for each of Messrs. Pozen and Teruel and Ms. Hoguet an award on May 11, 2012 of options to purchase 12,500 shares of the Company’s common stock with a grant date fair value of $100,000. Represents for Mr. Ranadivé an award on August 1, 2012 of options to purchase 4,941 shares of the Company’s common stock with a grant date fair value of $37,500, representing a pro-rated award based on his start date in 2012. All options were granted at fair market value on date of grant, vest in four substantially equal quarterly installments from the grant date and have a term of ten years from the date of grant. The dollar amount shown represents the aggregate fair value of stock options calculated in accordance with ASC Topic 718. Messrs. Pozen, Ranadivé and Teruel and Ms. Hoguet have an aggregate of 34,085, 1,235, 27,922 and 24,870 options to purchase shares of our common stock, respectively, outstanding at December 31, 2012.

2013 Proxy Statement	Nielsen Holdings N.V.	58

Equity Compensation Plan Information

The following table sets forth equity compensation plan information regarding options to purchase shares of the Company’s common stock, restricted stock units and deferred stock units at December 31, 2012.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders [1]	20,273,940	[2]	$23.01	7,405,006
Equity compensation plans not approved by security holders	0		0	0
Total	20,273,940	[2]	$23.01	7,405,006

[1]	These shares may be issued pursuant to the Nielsen Holdings 2010 Stock Incentive Plan, as it may be amended.

[2]	Includes 843,101 restricted stock units and 1,314 deferred stock units.

2013 Proxy Statement	Nielsen Holdings N.V.	59

Ownership of Securities

The following table sets forth certain information regarding beneficial ownership of Nielsen’s capital stock as of April 1, 2013 with respect to:

•	each person or group of affiliated persons known by Nielsen to own beneficially more than 5% of the outstanding shares of any class of its capital stock, together with their addresses;

•	each of Nielsen’s directors;

•	each of Nielsen’s Named Executive Officers; and

•	all directors and nominees and executive officers as a group.

Investment funds associated with or designated by the Sponsors own shares of Nielsen indirectly through their holdings in Luxco. As of April 1, 2013, Luxco owned 195,463,201 shares (or approximately 52.3%) of the common stock of Nielsen. The Named Executive Officers own shares of Nielsen directly.

Percentage computations are based on 373,937,526 shares of our common stock outstanding as of April 1, 2013.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Valcon Acquisition Holding (Luxembourg) S.à r.l. [1]	195,463,201	52.3%
The Blackstone Group [1]	42,886,499	11.5%
The Carlyle Group [1]	38,980,857	10.4%
Hellman & Friedman [1]	18,768,558	5.0%
Kohlberg Kravis Roberts & Co. [1]	39,577,793	10.6%
Thomas H. Lee Partners [1]	39,577,749	10.6%
James A. Attwood, Jr.	—	—
Richard J. Bressler	—	—
Patrick Healy	—	—
Karen M. Hoguet [2]	36,295	*
James M. Kilts	—	—
Alexander Navab	—	—
Robert Pozen [3]	240,712	*
Robert Reid	—	—
Vivek Ranadivé [4]	5,437	*
Javier G. Teruel [5]	38,955	*
David L. Calhoun [6]	4,988,748	1.3%
Susan Whiting [7]	459,882	*
James Cuminale [8]	510,625	*
Brian West [9]	615,844	*
Mitchell Habib [10]	235,292	*
All Directors and Executive Officers as a group (21 persons) [11]	8,166,380	2.2%

*	less than 1%

[1]

Luxco is a private limited company incorporated under the laws of Luxembourg, the equity interests of which are held by the Sponsors. The address of Luxco is 59, rue de Rollingergrund, L-2440, Luxembourg.

2013 Proxy Statement	Nielsen Holdings N.V.	60

OWNERSHIP OF SECURITIES

AlpInvest Partners CS Investments 2006 C.V. (“Investments 2006”) beneficially owns 27,805 ordinary shares of Luxco (“Ordinary Shares”) and 6,303,000 Yield Free Convertible Preferred Equity Certificates of Luxco (“YFCPECs”). The YFCPECs are convertible into ordinary shares of Luxco at any time at the option of Luxco or at the option of the holders thereof. The general partner of Investments 2006 is AlpInvest Partners 2006 B.V., whose managing director is AlpInvest Partners B.V. (“AlpInvest BV”). AlpInvest BV, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by Investments 2006. AlpInvest BV disclaims beneficial ownership of such shares. AlpInvest Partners Later Stage Co-Investments IIA C.V. (“LS IIA CV”) beneficially owns 280 Ordinary Shares and 35,597 YFCPECs. AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V. (“LS IIA BV”) holds the shares as a custodian for LS IIA CV. The managing director of LS IIA BV is AlpInvest BV. AlpInvest BV, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by LS IIA BV. AlpInvest BV disclaims beneficial ownership of such shares. The address of each of the entities and persons identified in this paragraph is c/o AlpInvest Partners B.V. Jachthavenweg 118, 1081 KJ Amsterdam, the Netherlands. Volkert Doeksen, Paul de Klerk, Daniel A. D’Aniello and Glenn A. Youngkin, in their capacities as managing directors of AlpInvest BV, effectively have the power to exercise voting and investment control over the shares held by Investments 2006 and LS IIA BV when two of them act jointly. Each of Messrs. Doeksen, De Klerk, D’Aniello and Youngkin disclaims beneficial ownership of such shares. Of the 195,463,201 shares of common stock of Nielsen owned by Luxco, 13,282,372 are attributable to AlpInvest Partners.

The shares of common stock of Nielsen shown in the table for The Blackstone Group are attributable to them as a result of their ownership in Luxco. Blackstone Capital Partners (Cayman) V L.P. (“BCP V”) beneficially owns 38,695 Ordinary Shares and 9,612,272 YFCPECs. Blackstone Family Investment Partnership (Cayman) V L.P. (“BFIP V”) beneficially owns 1,220 Ordinary Shares and 302,462 YFCPECs. Blackstone Family Investment Partnership (Cayman) V-SMD L.P. (“BFIP V-SMD”) beneficially owns 2,745 Ordinary Shares and 681,763 YFCPECs. Blackstone Participation Partnership (Cayman) V L.P. (“BPPV”) beneficially owns 250 Ordinary Shares and 62,267 YFCPECs. Blackstone Capital Partners (Cayman) V-A L.P. (“BCP V-A”) beneficially owns 35,830 Ordinary Shares and 8,899,293 YFCPECs. BCP (Cayman) V-S L.P. (“BCP V-S”) beneficially owns 3,070 Ordinary Shares and 762,198 YFCPECs. BCP V Co-Investors (Cayman) L.P. (“BCPVC” and, collectively with BCP V, BFIP V, BFIP V-SMD, BPPV, BCP V-A and BCP V-S, the “Blackstone Funds”) beneficially owns 620 Ordinary Shares and 153,826 YFCPECs. Blackstone Management Associates (Cayman) V L.P. (“BMA”) is the general partner of each of the Blackstone Funds other than BFIP V, BPPV and BFIP V-SMD. Blackstone LR Associates (Cayman) V Ltd. (“BLRA”) and BCP V GP L.L.C. are the general partners of BMA. The general partner of each of BFIPV and BPPV is BCP V GP L.L.C. The general partner of BFIPV-SMD is Blackstone Family GP L.L.C. Blackstone Holdings III L.P. is the sole member of BCP V GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Mr. Schwarzman is director and controlling person of BLRA. Each of BMA, BLRA and Mr. Schwarzman may be deemed to beneficially own the Ordinary Shares and YFCPECs beneficially owned by the Blackstone Funds that are directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such Ordinary Shares and YFCPECs. The address of each of the Blackstone Funds, BMA, BLRA and Mr. Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154.

The shares of common stock of Nielsen shown in the table for The Carlyle Group are attributable to them as a result of their ownership in Luxco. Carlyle Partners IV Cayman, L.P. (“CP IV”) beneficially owns 64,970 Ordinary Shares and 14,661,819 YFCPECs. CP IV Coinvestment Cayman, L.P. (“CPIV Coinvest”) beneficially owns 2,620 Ordinary Shares and 592,144 YFCPECs. The general partner of each of CP IV and CPIV Coinvest is TC Group IV Cayman, L.P., whose general partner is CP IV GP, Ltd., which is wholly owned by TC Group Cayman Investment Holdings Sub L.P. CEP II Participations S.à r.l. SICAR (“CEP II P”) beneficially owns 14,840 Ordinary Shares and 3,348,429 YFCPECs (the Ordinary Shares and YFCPECs beneficially owned by CP IV, CPIV Coinvest and CEP II P are collectively referred to as the “Carlyle Shares”). CEP II P’s sole shareholder is Carlyle Europe Partners II, L.P., whose general partner is CEP II Managing GP, L.P., whose general partner is CEP II Managing GP Holdings, Ltd., whose sole shareholder is TC Group Cayman Investment Holdings Sub L.P. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P. The address of CEP II P is 2 Avenue Charles de Gaulle, Luxembourg L-1653, Luxembourg. The address of Carlyle Group Management L.L.C., The Carlyle Group L.P., Carlyle Holdings II GP L.L.C., Carlyle Holdings II L.P., CEP II Managing GP, L.P. and Carlyle Europe Partners II, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Ave., NW, Suite 220 South, Washington, D.C. 20004-2505. The address of each of the other entities listed is c/o Walker Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001 Cayman Islands.

The shares of common stock of Nielsen shown in the table for Hellman & Friedman are attributable to them as a result of their ownership in Luxco. Hellman & Friedman Capital Partners V (Cayman), L.P. owns 34,801 Ordinary Shares and 7,871,182 YFCPECs, Hellman & Friedman Capital Partners V (Cayman Parallel), L.P. owns 4,874 Ordinary Shares and 1,081,053 YFCPECs, and Hellman & Friedman Capital Associates V (Cayman), L.P. owns 10 Ordinary Shares and 4,475 YFCPECs. Hellman & Friedman Investors V (Cayman), Ltd. is the sole general partner of Hellman & Friedman Investors V (Cayman), L.P. Hellman & Friedman Investors V (Cayman), L.P., in turn, is the sole general partner of each of Hellman & Friedman Capital Partners V (Cayman), L.P., Hellman & Friedman Capital Partners V (Cayman Parallel), L.P. and Hellman & Friedman Capital Associates V (Cayman), L.P. Hellman & Friedman Investors V (Cayman), Ltd. is owned by more than 10 shareholders, none of whom owns more than 9.9% of Hellman & Friedman Investors V (Cayman), Ltd. Hellman & Friedman Investors V (Cayman), Ltd. has a four-member investment committee (the “Investment Committee”) that serves at the discretion of Hellman & Friedman Investors V (Cayman), Ltd.’s Board of Directors and makes recommendations to such Board with respect to matters presented to it. Members of the Investment Committee are Brian M. Powers, Philip U. Hammarskjold, Patrick J. Healy and David R. Tunnell. Each of the entities identified in this paragraph, the members of the Investment Committee and the shareholders of Hellman & Friedman Investors V (Cayman), Ltd. disclaim beneficial ownership of any shares of common stock of Nielsen. Mr. Healy is a shareholder of Hellman & Friedman Investors V (Cayman), Ltd. and is a member of the Investment Committee. The address of each of the entities identified in this paragraph is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, Georgetown, Grand Cayman KY1-9005, Cayman Islands.

The shares of common stock of Nielsen shown in the table for Kohlberg Kravis Roberts & Co. are attributable to them as a result of their ownership in Luxco. KKR VNU Equity Investors, L.P. beneficially owns 13,655 Ordinary Shares and 3,133,423 YFCPECs and is controlled by its general partner, KKR VNU GP Limited. KKR VNU GP Limited is wholly-owned by KKR VNU (Millennium) Limited (“KKR VNU Limited”). KKR VNU (Millennium) L.P. beneficially owns 69,946 Ordinary Shares and 15,753,847 YFCPECs and is controlled by its general partner, KKR VNU Limited. Voting and investment control over the securities beneficially owned by KKR VNU Limited is exercised by its board of directors consisting of Messrs. Alexander Navab, Simon E. Brown and William J. Janetschek, who may be deemed to share beneficial ownership of any shares beneficially owned by KKR VNU Limited but disclaim such beneficial ownership. KKR Millennium Fund (Overseas), Limited Partnership (“Millennium Fund”) beneficially owns 84 Ordinary Shares, and is controlled by its general partner, KKR Associates Millennium (Overseas), Limited Partnership, which is controlled by its general partner, KKR Millennium Limited. KKR Associates Millennium (Overseas), Limited Partnership also holds a majority of the equity interests of KKR VNU Limited.

2013 Proxy Statement	Nielsen Holdings N.V.	61

OWNERSHIP OF SECURITIES

Each of KKR SP Limited (“KKR SP”) (as the voting partner of KKR Associates Millennium (Overseas), Limited Partnership); KKR Fund Holdings L.P. (“KKR Fund Holdings”) (as the sole shareholder of KKR Millennium Limited); KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”) (as a general partner of KKR Fund Holdings); KKR Group Holdings L.P. (“KKR Group Holdings”) (as the sole shareholder of KKR Fund Holdings GP and a general partner of KKR Fund Holdings); KKR Group Limited (“KKR Group”) (as the general partner of KKR Group Holdings); KKR & Co. L.P. (“KKR & Co.”) (as the sole shareholder of KKR Group); and KKR Management LLC (“KKR Management”) (as the general partner of KKR & Co.) may also be deemed to be the beneficial owner of the securities held by Millennium Fund, KKR VNU (Millennium) L.P. and KKR VNU Equity Investors, L.P., KKR SP, KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR Group, KKR & Co. and KKR Management disclaim beneficial ownership of such securities.

As the designated members of KKR Management, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by Millennium Fund, KKR VNU (Millennium) L.P. and KKR VNU Equity Investors, L.P. but disclaim beneficial ownership of such securities. The principal business address of each of the entities and persons identified in this and the paragraph above except Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York, 10019. The principal business office for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

The shares of common stock of Nielsen shown in the table for Thomas H. Lee Partners are attributable to them as a result of their ownership in Luxco. The Luxco shares shown as owned by Thomas H. Lee Partners are owned of record by (i) Thomas H. Lee (Alternative) Fund VI, L.P. (“Alternative Fund VI”), Thomas H. Lee (Alternative) Parallel Fund VI, L.P. (“Alternative Parallel VI”) and Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. (“Alternative DT VI”); (ii) THL Equity Fund VI Investors (VNU), L.P., THL Equity Fund VI Investors (VNU) II, L.P., THL Equity Fund VI Investors (VNU) III, L.P. and THL Equity Fund VI Investors (VNU) IV, LLC; (iii) Thomas H. Lee (Alternative) Fund V, L.P. (“Alternative Fund V”), Thomas H. Lee (Alternative) Parallel Fund V, L.P. (“Alternative Parallel V”) and Thomas H. Lee (Alternative) Cayman Fund V, L.P. (“Alternative Cayman V”) (the foregoing entities listed in clauses (i) through (iii), the “THL Funds”); (iv) THL Coinvestment Partners, L.P. and Thomas H. Lee Investors Limited Partnership (the “THL Co-Invest Funds”) and (v) Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC and Putnam Investments Employees’ Securities Company III LLC (the “Putnam Funds”). THL Advisors (Alternative) VI, L.P. (“Advisors VI”) is the general partner of each of (a) Alternative Fund VI, which beneficially owns 24,920 Ordinary Shares and 5,624,199 YFCPECs, (b) Alternative Parallel VI, which beneficially owns 16,870 Ordinary Shares and 3,808,411 YFCPECs; and (c) Alternative DT VI, which beneficially owns 2,950 Ordinary Shares and 665,252 YFCPECs. Advisors VI is also the general partner of each of (x) THL Equity Fund VI Investors (VNU), L.P., which beneficially owns 17,275 Ordinary Shares and 3,898,462 YFCPECs, (y) THL Equity Fund VI Investors (VNU) II, L.P. which beneficially owns 180 Ordinary Shares and 40,723 YFCPECs and (z) THL Equity Fund VI Investors (VNU) III, L.P., which beneficially owns 265 Ordinary Shares and 59,874 YFCPECs. Advisors VI is the managing member of THL Equity Fund VI Investors (VNU) IV, LLC, which beneficially owns 930 Ordinary Shares and 210,097 YFCPECs. Thomas H. Lee Advisors (Alternative) VI, Ltd. (“Advisors VI Ltd.”) is the general partner of Advisors VI and may, therefore, be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs of Luxco held by each of these entities. The address of each of these entities is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, Georgetown, Grand Cayman, Cayman Islands, other than THL Equity Fund VI Investors (VNU) IV, LLC whose address is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. THL Advisors (Alternative) V, L.P. (“Advisors V”) is the general partner of each of (a) Alternative Fund V, which beneficially owns 15,225 Ordinary Shares and 3,435,746 YFCPECs; (b) Alternative Parallel V, which beneficially owns 3,950 Ordinary Shares and 891,439 YFCPECs and (c) Alternative Cayman V, which beneficially owns 210 Ordinary Shares and 47,341 YFCPECs. Thomas H. Lee Advisors (Alternative) V Limited LDC (“LDC”) is the general partner of Advisors V and may, therefore, be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs held by each of these entities. The address of each of these entities is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, Georgetown, Grand Cayman, Cayman Islands. The Putnam Funds and the THL Co-Invest Funds are co-investment entities of certain of the THL Funds, and are contractually obligated to co-invest (and dispose of securities) alongside certain of the THL Funds on a pro rata basis. Voting and investment determinations with respect to the securities held by the THL Funds are made by a management committee consisting of Anthony J. DiNovi and Scott M. Sperling, and as such Messrs. DiNovi and Sperling may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each of Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities. The address of each of Messrs. DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. THL Coinvestment Partners, L.P. beneficially owns 45 Ordinary Shares and 10,318 YFCPECs. Thomas H. Lee Investors Limited Partnership beneficially owns 295 Ordinary Shares and 66,588 YFCPECs. The address of each of the THL Co-Invest Funds is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. Putnam Investments Holdings, LLC beneficially owns 250 Ordinary Shares and 55,901 YFCPECs; Putnam Investments Employees’ Securities Company I LLC beneficially owns 105 Ordinary Shares and 23,352 YFCPECs; Putnam Investments Employees’ Securities Company II LLC beneficially owns 90 Ordinary Shares and 20,851 YFCPECs and Putnam Investments Employees’ Securities Company III LLC beneficially owns 125 Ordinary Shares and 28,694 YFCPECs. Each of these entities is contractually obligated to coinvest alongside either Thomas H. Lee (Alternative) Fund VI, L.P. or Thomas H. Lee (Alternative) Fund V, L.P. Therefore, Advisors VI and LDC may be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs held by these entities. The address for each of the Putnam Funds is c/o Putnam Investments, LLC, One Post Office Square, Boston, MA 02109.

Centerview Capital, L.P. (“Centerview Capital”) beneficially owns 3,860 Ordinary Shares and 869,989 YFCPECs. Centerview Employees, L.P. (“Centerview Employees”) beneficially owns 185 Ordinary Shares and 42,211 YFCPECs. The general partner of Centerview Capital is Centerview Capital GP, L.P., whose general partner is Centerview Capital GP LLC (“Centerview Capital GP”). The general partner of Centerview Employees is Centerview Capital GP. The sole member of Centerview Capital GP is Centerview Capital Holdings LLC (“Centerview Holdings”). Centerview VNU LLC (“Centerview VNU”) beneficially owns 1,010 Ordinary Shares and 228,051 YFCPECs. The managing member of Centerview VNU is Centerview Holdings. Centerview Holdings, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by Centerview Capital, Centerview Employees and Centerview VNU. Centerview Holdings disclaims beneficial ownership of such shares. The address of each of the entities and persons identified in this footnote is 31 West 52nd Street, New York, New York 10019. Centerview Holdings has formed an investment committee (the “Centerview Investment Committee”) that has the power to exercise voting and investment control over the shares held by Centerview Capital, Centerview Employees and Centerview VNU. The members of the Centerview Investment Committee are Adam D. Chinn, Blair W. Effron, David M. Hooper, James M. Kilts and Robert A. Pruzan. Each of the members of the Centerview Investment Committee and the members of Centerview Holdings disclaims beneficial ownership of such shares. Centerview Capital beneficially owns options to acquire 506,667 shares of common stock of Nielsen. Centerview Employees beneficially owns options to acquire 24,583 shares of common stock of Nielsen. The general partner of Centerview Capital is Centerview Capital GP, L.P., whose general partner is Centerview Capital GP. The general partner of Centerview Employees is Centerview Capital GP. The sole member of Centerview Capital GP is Centerview Holdings. Centerview Holdings, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the options held by Centerview Capital and Centerview Employees. Centerview Holdings disclaims beneficial ownership of such options. The address of each of the entities and persons identified in this footnote is 31 West 52nd Street, New York, New York 10019. The Centerview Investment Committee has the power to exercise voting and investment control over the options held by Centerview Capital and Centerview Employees. Each of the members of the Centerview Investment Committee and the members of Centerview Holdings disclaims beneficial ownership of such options. Of the 195,463,201 shares of common stock of Nielsen owned by Luxco, 2,389,373 are attributable to Centerview.

2013 Proxy Statement	Nielsen Holdings N.V.	62

OWNERSHIP OF SECURITIES

[2]

Of the shares shown as beneficially owned, 31,120 represent rights to acquire shares of common stock through the exercise of options within 60 days and 1,175 represent the right to receive shares of common stock upon the payout of vested deferred stock units.

[3]

Of the shares shown as beneficially owned, (a) 40,335 represent rights to acquire shares of common stock through the exercise of options within 60 days, (b) 1,113 represent the right to receive shares of common stock upon the payout of vested deferred stock units and (c) 18,600 shares are owned by a charitable foundation for which Mr. Pozen and his spouse are trustees with investment power.

[4]

Of the shares shown as beneficially owned, 3,705 represent rights to acquire shares of common stock through the exercise of options within 60 days and 1,732 represent the right to receive shares of common stock upon the payout of vested deferred stock units.

[5]

Of the shares shown as beneficially owned, 34,172 represent rights to acquire shares of common stock through the exercise of options within 60 days and 928 represent the right to receive shares of common stock upon the payout of vested deferred stock units.

[6]	Of the shares shown as beneficially owned, 3,738,748 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[7]	Of the shares shown as beneficially owned, 370,882 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[8]	Of the shares shown as beneficially owned, 323,125 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[9]	Of the shares shown as beneficially owned, 525,000 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[10]	Of the shares shown as beneficially owned, 140,781 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[11]

Of the shares shown as beneficially owned, 6,009,345 represent rights to acquire shares of common stock through the exercise of options within 60 days, 502 represent the right to receive shares of common stock upon the vesting of restricted stock units within 60 days and 4,948 represent the right to receive shares of common stock upon the payout of vested deferred stock units.

2013 Proxy Statement	Nielsen Holdings N.V.	63

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, persons who own more than 10% of a registered class of our equity securities and certain entities associated with the foregoing (the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Reporting Persons are required by SEC rules to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on our review of copies of such reports and written representations from the Reporting Persons, we believe that the Reporting Persons complied with all Section 16(a) filing requirements during 2012 and 2011, except as previously disclosed and except that Mr. Cuminale was required to report a gift for the fiscal year ended December 31, 2011, which, while timely reported to the Company, was not timely filed on a Form 5.

2013 Proxy Statement	Nielsen Holdings N.V.	64

Certain Relationships and Related Party Transactions

SHAREHOLDERS’ AGREEMENT

Nielsen was purchased on May 24, 2006 (the “Acquisition”) by a consortium of private equity firms (AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners), who we collectively refer to as the “Original Sponsors.” Subsequently, Centerview Partners invested in the Company. In connection with the Acquisition and related financing transactions, investment funds associated with or designated by the Original Sponsors acquired, indirectly, shares of Nielsen. On December 21, 2006, investment funds associated with or designated by the Original Sponsors and Nielsen, Luxco and Valcon Acquisition B.V. (“Valcon”), a wholly-owned subsidiary of the Company, entered into a shareholders’ agreement. The shareholders’ agreement contains agreements among the parties with respect to, among other matters, the election of the members of our Board, restrictions on the issuance or transfer of securities (including tag-along rights, drag-along rights and public offering rights) and other special corporate governance provisions (including the right to approve various corporate actions and control committee composition). The shareholders’ agreement also provides for customary registration rights.

The shareholders’ agreement was amended and restated in connection with our IPO in January 2011 and Centerview became a party to it. The amended and restated shareholders’ agreement provides our Sponsors with the contractual right to nominate for appointment one or more designees to our Board of Directors based on their percentage of stock ownership. Initially, the Sponsors had the right to nominate for appointment the following number of directors: one director from AlpInvest Partners, two from The Blackstone Group, two from The Carlyle Group, one from Hellman & Friedman, two from Kohlberg Kravis Roberts & Co., two from Thomas H. Lee Partners and one from Centerview, who must be James M. Kilts. Effective July 26, 2012, AlpInvest Partners relinquished its right to nominate a director and, instead, an independent director was appointed to the Board. Effective December 13, 2012, the shareholders’ agreement was further amended and the size of the Board of Directors was reduced from 15 to 11 by having each of The Blackstone Group, The Carlyle Group, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners relinquish their rights to nominate one director each. In the event that the Sponsors collectively hold 50% or less, but greater than or equal to 25%, of the then outstanding shares of our common stock directly or indirectly through Luxco, the Sponsors will have the right to nominate for appointment the following number of directors: one director each from The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co., Thomas H. Lee Partners and one from Centerview, who must be James M. Kilts, plus four additional directors who must be independent directors within the meaning of the corporate governance rules of the NYSE, one of which will be selected by each of the four Sponsors owning the largest percentage of our common stock. In the event that the Sponsors collectively hold less than 25% of the then outstanding shares of our common stock directly or indirectly through Luxco, each Sponsor that owns at least 3% of the then outstanding shares of our common stock directly or indirectly through Luxco will have the right to nominate one director and each Sponsor that owns less than 3% will no longer have the right to nominate any directors.

Please see “The Board of Directors and Certain Governance Matters” for further information regarding the appointment, suspension and dismissal of directors.

REGISTRATION RIGHTS AGREEMENT

In connection with our IPO, we entered into a registration rights agreement with each of the Sponsors and Luxco. Pursuant to this registration rights agreement, the Sponsors collectively have the right to an unlimited number of demand registrations, which may be exercised by Luxco at any time and from time to time after the expiration of lock-up agreements. Pursuant to such demand registration rights, we are required to register the shares of common stock beneficially owned by them directly or through Luxco with the SEC for sale by them to the public, provided that any demand that will result in the imposition of a lock-up on us and the Sponsors may not be made unless the shares requested to be sold by the demanding shareholders in such offering have an aggregate market value of at least $100 million. In addition, in the event that we are registering additional shares of common stock for sale to the public, whether on our own behalf or on behalf of the Sponsors or other shareholders

2013 Proxy Statement	Nielsen Holdings N.V.	65

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

with registration rights, the Sponsors have piggyback registration rights providing them with the right to have us include the shares of common stock owned by them in any such registration. In each such event, the Company is required to pay the registration expenses.

SPONSOR-HELD DEBT

A portion of the borrowings under our senior secured credit facility as well as certain of our senior debenture loans have been purchased by certain of the Sponsors in market transactions not involving the Company. Based on information made available to the Company, amounts held by the Sponsors and their affiliates was $412 million as of December 31, 2012. Interest expense associated with amounts held by the Sponsors and their affiliates approximated $20 million during the year ended December 31, 2012. At December 31, 2012, $401 million of the senior secured credit facilities and $11 million of senior debenture loans were held by the Sponsors and their affiliates. Of the $412 million of debt held by the Sponsors and their affiliates, Kohlberg Kravis Roberts & Co. and its affiliates held $134 million, The Blackstone Group and its affiliates held $203 million and The Carlyle Group and its affiliates held $75 million. The Sponsors, their subsidiaries, affiliates and controlling shareholders may, from time to time, depending on market conditions, seek to purchase debt securities issued by Nielsen or its subsidiaries or affiliates in open market or privately negotiated transactions or by other means. We make no undertaking to disclose any such transactions except as may be required by applicable laws and regulations.

EQUITY HEALTHCARE ARRANGEMENT

Effective January 1, 2009, we entered into an employer health program arrangement with Equity Healthcare LLC (“Equity Healthcare”). Equity Healthcare negotiates with providers of standard administrative services for health benefit plans and other related services for cost discounts, quality of service monitoring, data services and clinical consulting and oversight by Equity Healthcare. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms from providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis. Equity Healthcare is an affiliate of The Blackstone Group with whom Mr. Reid, a member of the Board of Directors of the Company and the Supervisory Board of TNC B.V., is affiliated and in which he may have an indirect interest.

In consideration for Equity Healthcare’s provision of access to these favorable arrangements and its monitoring of the contracted third parties’ delivery of contracted services to us, we have paid Equity Healthcare a fee of $2.50 per participating employee per month (“PEPM”). As of December 31, 2012, we had approximately 7,067 employees enrolled in our self-insured health benefit plans in the United States. Equity Healthcare may also receive a fee from one or more of the health plans with whom Equity Healthcare has contractual arrangements if the total number of employees joining such health plans from participating companies exceeds specified thresholds. Beginning in January 2013, the PEPM fee increased to $2.60.

COMMERCIAL RELATIONSHIP WITH TIBCO

Mr. Ranadivé, who has served on the Company’s Board of Directors since July 26, 2012, is the Chief Executive Officer and Chairman of the Board of Directors of TIBCO and owns approximately 8.18% of TIBCO’s capital stock. During the year ended December 31, 2012, the Company paid approximately $11.6 million to TIBCO for certain software licenses and related support, maintenance and training.

The disinterested members of the Board of Directors and our Audit Committee have approved our transactions with TIBCO from the date Mr. Ranadivé began serving on our Board of Directors in accordance with our Related Person Transaction Policy described below. On March 28, 2013, our Audit Committee preapproved the purchases of products and services from TIBCO in the amount of $10 million in any calendar year or, if less, the limits imposed by the NYSE listing rules relating to director independence.

INVESTMENT IN THE PEREG FUND

On December 3, 2012, we entered into certain agreements (the “Agreements”) with Pereg Venture Fund I, LP (“Pereg Fund”), an investment vehicle focused on investments primarily in marketing, media and advertising related to early stage technology innovations. Itzhak Fisher, our Executive Vice President, serves as the Chairman of both Pereg Ventures LLC, the investment

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

manager of Pereg Fund (the “Investment Manager”), and Pereg Ventures GP LP, the general partner of Pereg Fund (the “General Partner”). As of December 31, 2012, Mr. Fisher owned approximately 89% of each of the Investment Manager and the General Partner. Additionally, Mr. Fisher is an investor in Pereg Fund.

Pursuant to the Agreements, we became a Limited Partner of Pereg Fund and committed to make an investment in Pereg Fund in the amount of the lesser of (a) 19.9% of total commitments in Pereg Fund; and (b) $10,000,000. We are not obligated to fund our investment until such time as Pereg Fund has accepted subscriptions for commitments of $25,000,000 or more (inclusive of our commitment). As of the date of this Proxy Statement, we have not funded our investment in Pereg Fund.

The Agreements provide us with the following rights (among others): (a) Pereg Fund will apply the most favorable terms that it offers to any investor to our investment; (b) the General Partner will not accept commitments from, nor allow transfers to, any person identified by us as our competitor without our prior written consent; (c) the General Partner and Pereg Fund will give us a right of first refusal to pursue any investment in a portfolio company considered by Pereg Fund which operates in a business in which we currently operate or desire to operate (a “Nielsen Business”); and (d) we will have the opportunity to make an offer to acquire Pereg Fund’s interest in a portfolio company which Pereg Fund seeks to dispose of and which is engaged in a Nielsen Business. Notwithstanding the foregoing rights, we have no role in the management of Pereg Fund nor in the selection of or the decision by Pereg Fund to invest in or dispose of any of Pereg Fund’s investments. Additionally, we have no oversight authority with respect to Pereg Fund, nor will we be a sponsor or manager of Pereg Fund.

The Investment Manager will charge Pereg Fund a management fee of 2% per year of each investor’s committed capital in Pereg Fund. Additionally, the General Partner will receive 20% of the profits which are distributable from Pereg Fund (payable after Pereg Fund has returned invested capital to investors)(the “Carried Interest”). Mr. Fisher did not receive any form of compensation from Pereg Fund, the General Partner or the Investment Manager in the year ended December 31, 2012. Additionally, Mr. Fisher is not expected to receive any compensation when Pereg Fund closes or during its operation, and is only expected to receive his share of the Carried Interest and any amounts payable to him as a result of his investment in Pereg Fund. Mr. Fisher devotes one day per week to Pereg Fund and his base salary at Nielsen is pro-rated to reflect his new outside role.

On July 26, 2012, our Board of Directors (composed entirely of disinterested members) approved our investment in Pereg Fund.

ADVISORY SERVICES BY KKR CAPITAL MARKETS

On February 11, 2013, in connection with the commencement of an amendment process to improve the pricing of our senior secured term loan facilities, we entered into an advisory agreement with certain financial institutions, including KKR Capital Markets (“KCM”), whereby such institutions agreed to provide advisory services in connection with the amendment. KCM is a subsidiary of Kohlberg Kravis Roberts & Co., an entity that is one of our Sponsors and has one of its members, Alexander Navab, serving on our board of directors. In February 2013, KCM received fees of $517,903 pursuant to the agreement.

This transaction was approved by our Audit Committee (composed entirely of disinterested members) on February 11, 2013 in accordance with our Related Person Transaction Policy.

REVIEW, APPROVAL OR RATIFICATION OF CERTAIN TRANSACTIONS WITH RELATED PERSONS

We have adopted a written Related Person Transaction Policy which requires that all Related Person Transactions (defined as all transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any Related Person (defined as any person described in paragraph (a) of Item 404 of Regulation S-K) will have a direct or indirect material interest) be approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board.

The above described transactions with Related Persons were approved prior to the time of our IPO, and prior to the time we had adopted the Related Person Transaction Policy, except for the transactions described under “Commercial Relationship with TIBCO,” “Investment in the Pereg Fund” and “Advisory Services by KKR Capital Markets.”

2013 Proxy Statement	Nielsen Holdings N.V.	67

Shareholder Proposals for the 2014 Annual Meeting of Shareholders

If any shareholder wishes to propose a matter for consideration at our 2014 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to the Corporate Secretary, Nielsen Holdings N.V., 40 Danbury Road, Wilton, Connecticut 06897. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2014 Annual Meeting Proxy Statement and form of proxy to be made available in April 2014, a proposal must be received by the Corporate Secretary on or before December 16, 2013.

For a shareholder to request the Board to place a matter on the agenda of the general meeting of shareholders, including director nominations, the shareholders who qualify to do so under applicable law must have given timely notice thereof in writing to the Corporate Secretary and such request must be accompanied by reasons. To be timely, a shareholder’s notice complying with the requirements set forth in our articles of association and Advance Notice Policy must be delivered to the Corporate Secretary at 40 Danbury Road, Wilton, Connecticut 06897 at least 60 days prior to the date of the relevant general meeting of shareholders. Our Advance Notice Policy has other requirements that must be followed in connection with submitting requests to place matters on the agenda. The Board may decide not to place any such proposal on the agenda of a shareholders’ meeting if the request by the relevant shareholders is, in the given circumstances, unacceptable pursuant to the standards of reasonableness and fairness (which may include circumstances where the Board, acting reasonably, is of the opinion that putting such item on the agenda would be detrimental to a vital interest of the Company).

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Materials by contacting the Corporate Secretary, Nielsen Holdings N.V., 40 Danbury Road, Wilton, Connecticut 06897, (203) 563-3500.

2013 Proxy Statement	Nielsen Holdings N.V.	68

Form 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2012 with the SEC on February 22, 2013. All of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, are available free of charge on our website, www.nielsen.com/investors under SEC Filings. Copies of our Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary

40 Danbury Road,

Wilton, Connecticut 06897

Other Business

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Harris Black

Corporate Secretary

2013 Proxy Statement	Nielsen Holdings N.V.	69

ANNEX A

Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key employees, directors or other service providers and to motivate such employees, directors or other service providers to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Affiliate: With respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

(b)	Award: An Option, Stock Appreciation Right, Other Stock-Based Award or Performance-Based Award granted pursuant to the Plan.

(c)	Board: The Board of Directors of the Company.

(d)	Change in Control: the occurrence of any of the following events:

(i)	the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group other than the Permitted Holders;

(ii)	any Person or Group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a Person shall be a “Beneficial Owner” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise;

(iii)	a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction;

(iv)	during any rolling twenty-four (24) month period looking back from any given date, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (including pursuant to the Investor Shareholder Agreement)) (any such director, an “Incumbent Director”) cease for any reason to constitute a majority of the Board, then in office; provided, that, no individual shall be an Incumbent Director who is elected or nominated as a director of the Company (A) as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board or (B) pursuant to an agreement between Valcon Acquisition Holding (Luxembourg) S.à.r.l. (“Luxco”) or among one or more Investors (or any other shareholders of the Company) and a Third Party under which Luxco or the Investor is required to nominate such director; or

(v)	any transaction (including, without limitation, any merger, consolidation or sale of assets or equity interests, or any acquisition of stock in the open market or otherwise) the result of which is that any Person or Group, other than any of the Investors or their Affiliates, obtains direct or indirect beneficial ownership of more than fifty percent (50%) of the voting rights attached to the entire issued share capital of Luxco.

2013 Proxy Statement	Nielsen Holdings N.V.	A-1

ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

(e)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.

(f)	Committee: (i) The Compensation Committee of the Board, and (ii) any subcommittee consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), “independent directors” within the meaning of the NYSE listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan, to which the Compensation Committee of the Board has delegated any of its duties, and such other committee of the Board (including, without limitation, the full Board), in any such case to which the Compensation Committee of the Board has delegated power to act under or pursuant to the provisions of the Plan, as applicable.

(g)	Company: Nielsen Holdings N.V., a Netherlands entity.

(h)	Effective Date: The date the Board approves the Plan (including the Plan as amended), or such later date as may be designated by the Board (e.g., upon shareholder approval of the Plan as amended).

(i)	Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries, (ii) a Participant’s services, if the Participant is another form of service provider to the Company or any of its Subsidiaries, and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(j)	Exchange Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(k)	Fair Market Value: Fair Market Value means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

(l)	Group: means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(m)	Investors: means each of the investment funds associated with AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts, Co. and Thomas H. Lee Partners, or their successors and/or Affiliates, so long as they remain investors under that certain Shareholder’s Agreement regarding Nielsen Holdings B.V., entered into on or about the Public Trading Date (the “Investor Shareholder Agreement”).

(n)	ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(o)	Option: A stock option granted pursuant to Section 6 of the Plan.

(p)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)	Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(r)	Participant: An employee, director or other service provider of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan.

(s)	Performance-Based Awards: Awards granted pursuant to Section 9 of the Plan.

(t)	Permanent Disability: or “Permanently Disabled”: unless otherwise agreed by the Company (or any of its Subsidiaries) in a written employment agreement or employment letter with such Participant, or as specified in an Award agreement, as defined within the meaning of the term “Disability” as set forth in Section 409A of the Code. The Permanent Disability determination shall be in the sole discretion of the Committee.

2013 Proxy Statement	Nielsen Holdings N.V.	A-2

ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

(u)	Permitted Holder: Any and all of an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(v)	Person: “Person” as defined in Section 3(a)(9) of the Exchange Act; provided that references to “Person” within the defined term “Change in Control” shall mean a “person” as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

(w)	Plan: The Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan, as it may be amended from time to time.

(x)	Public Trading Date: the first date upon which Shares are listed (or approved for listing) upon notice of issuance on any national securities exchange.

(y)	Shares: Shares of common stock of the Company.

(z)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(aa)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), or any Subsidiary of the Company, or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the Person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation).

(bb)	Third Party: A Person or Group that is not an Affiliate of the Company or any of the Investors as of the Public Trading Date.

3. Shares Subject to the Plan

(a)	Subject to Section 10, the total number of Shares which may be available for Awards under the Plan is 24,531,295 Shares (which number includes the 15,231,295 Shares that were originally available for Awards under the Plan), and the maximum number of Shares for which incentive stock options may be granted is 6,060,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares shall reduce the total number of Shares available under the Plan. Shares related to Awards or portions of Awards outstanding under the Plan that are (i) forfeited, terminated, canceled, expire unexercised, (ii) withheld or tendered to satisfy tax withholding obligations, the aggregate Option Price on the exercise of Options or the purchase price for any other Award, or (iii) repurchased by the Company, in each case, shall immediately become available for new Awards. If an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including in connection with payment in Shares on exercise of a Stock Appreciation Right) such Shares shall, to the extent of such cash settlement or non-issuance, immediately become available for new Awards.

(b)	Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or a company acquired by the Company or with which the Company combines, subject to the limitations of Sections 6(f) and 7(d) below. The number of Shares underlying awards made in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines shall not be counted against the aggregate number of Shares available for Awards under the Plan, nor shall the Shares subject to such substitute awards become available for new Awards under the circumstances described in the prior paragraph of this Section 3. In addition, in the event that a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any of its Subsidiaries prior to such acquisition or combination.

2013 Proxy Statement	Nielsen Holdings N.V.	A-3

ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

4. Administration

(a)	The Plan shall be administered by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary. The Committee (or the Board, as applicable) may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), “independent directors” within the meaning of the NYSE listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan, to which the Compensation Committee of the Board has delegated any of its duties, and such other committee of the Board (including, without limitation, the full Board), in any such case to which the Compensation Committee of the Board has delegated power to act under or pursuant to the provisions of the Plan, as applicable. Notwithstanding anything in the Plan to the contrary, to the extent required by Netherlands law, Awards granted pursuant to this Plan (to the extent they constitute options or other rights to acquire Shares) shall be deemed to have been granted subject to the approval of such Award (including its terms and conditions as established by the Compensation Committee) by the Board (if and to the extent the Company’s general meeting of shareholders has delegated such authority to the Board) or by the Company’s general meeting of shareholders itself (if and to the extent the Company’s general meeting of shareholders has not delegated such authority to the Board). No such authority from the Board or the Company’s general meeting of shareholders is required for the issuance of Shares upon exercise of a validly granted Award.

(b)	In each case subject to Section 16 of the Plan, the Committee is authorized to (i) interpret the Plan, (ii) establish, amend and rescind any rules and regulations relating to the Plan, and (iii) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee may make Awards to Employees who are subject to the laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms of Awards granted to Employees in the United States as provided elsewhere in the Plan for the purpose of complying with foreign laws.

(c)	The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and the Company or any of its Subsidiaries shall have the right and is authorized to withhold any applicable withholding taxes in respect to the Award, its exercise or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. To the extent permitted by the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares, provided that such Shares have been held by the Participant for such period of time as the Company’s accountants may require or (ii) with respect to minimum statutory withholding requirements only, having Shares with a Fair Market Value equal to the amount withheld by the Company from any Shares that would have otherwise been received by the Participant (i.e., through a “net settlement” of such minimum tax withholding due).

5. Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options unless specifically identified as incentive stock options for federal income tax purposes, as determined by the Committee and evidenced by the related Award agreements, and shall

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ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

be subject to such other terms and conditions not inconsistent therewith. The maximum number of Shares in respect of which such Options may be granted during a fiscal year of the Company to any Participant shall be 2,000,000. In addition to the foregoing, except as otherwise determined by the Committee and evidenced by the related Award agreements, the Options shall also be subject to the following terms and conditions:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 3). For the avoidance of doubt, to the extent required by Netherlands law, the Option Price shall not be less than the nominal value per Share in respect of which the Option is being exercised.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted; provided, however, in the event that any portion of an exercisable Option is scheduled to expire on such tenth anniversary date or otherwise scheduled to expire pursuant to the applicable Award agreement and both (x) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the exercise price per Share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 6(c)(v), below), and the net number of Shares resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) unless otherwise provided for by the Committee, at the election of the Participant, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, provided, that such Shares have been held by the Participant for such period of time as the Company’s accountants may require to avoid adverse accounting treatment; (iii) unless otherwise provided for by the Committee, partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, unless otherwise provided for and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased in all events in accordance with applicable law; or (v) allow for payment through a “net settlement” feature (i.e., having Shares with a Fair Market Value equal to the aggregate exercise price in respect of the portion of the Option to be exercised withheld by the Company from any Shares that would have otherwise been received by the Participant). No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)

ISOs. The Committee may grant Options under the Plan that are intended to be “incentive stock options” (within the meaning of Section 422 of the Code) (“ISOs”). Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (x) within two years after the date of grant of such ISO or (y) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable

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ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and, if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Subsidiaries (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(f)	Repricing of Options; No Dividend Equivalent Rights.

(i)	Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii)	Except as may otherwise be permitted under Section 10, there shall be no dividend equivalent rights granted in respect of any Option.

7. Terms and Conditions of Stock Appreciation Rights

(a)	Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. The maximum number of Shares in respect of which such Stock Appreciation Rights may be granted during a fiscal year of the Company to any Participant shall be 2,000,000. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 3); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; and provided, further, that the exercise price of a Stock Appreciation Right that is granted in exchange for an Option may be less than the Fair Market Value on the grant date if such exercise price is equal to the Option Price of the exchanged Option. For the avoidance of doubt, to the extent required by Netherlands law, the exercise price per Share of a Stock Appreciation Right shall not be less than the nominal value per Share in respect of which the Stock Appreciation Right is being exercised. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to

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ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment to the Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(d)	Repricing of Stock Appreciation Rights; No Dividend Equivalent Rights.

(i)	Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) of the Plan. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii)	Except as may otherwise be permitted under Section 10, there shall be no dividend equivalent rights granted in respect of any Stock Appreciation Right.

8. Other Stock-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, Awards of restricted stock units, and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Shares (including dividend equivalent rights) (such Awards, “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). For the avoidance of doubt, to the extent required by Netherlands law, the price paid per Share for Shares awarded in respect of Other Stock-Based Awards shall not be less than the nominal value of the underlying Share.

9. Performance-Based Awards

(a)

The Committee, in its sole discretion, may grant Awards which are denominated in Shares or cash (which, for the avoidance of doubt, may include an Award of Options, Stock Appreciation Rights, and Other Stock-Based Awards) (such Awards, “Performance-Based Awards”), which Awards may, but for the avoidance of doubt are not required to, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the

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ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the cash value of the Award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Performance-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. For the avoidance of doubt, to the extent required by Netherlands law, the price paid per Share for Shares awarded in respect of Performance-Based Awards shall not be less than the nominal value of the underlying Share. Subject to the provisions of the Plan, the Committee shall determine to whom and when Performance-Based Awards will be made, the number of Shares or aggregate amount of cash to be awarded under (or otherwise related to) such Performance-Based Awards, whether such Performance-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued, to the extent applicable, shall be fully paid and non-assessable).

(b)	A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per Share; (viii) net income per Share; (ix) book value per Share; (x) return on members’ or shareholders’ equity; (xi) expense management; (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price; (xvii) market share; (xviii) revenue or sales; (xiv) costs; (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital; (xxiii) total return; and (xxiv) such other objective performance criteria as determined by the Committee in its sole discretion, to the extent such criteria would be a permissible performance criteria under Section 162(m) of the Code. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award granted in respect of any given performance period that may be earned during each such fiscal year of the Company covered by the performance period by any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 1,000,000 Shares for each fiscal year and (y) with respect to Performance-Based Awards that are denominated in cash, $10,000,000 for each such fiscal year. For the avoidance of doubt, to the extent that a Performance-Based Award may be earned over a period that is longer than one fiscal year of the Company, the foregoing limitations shall apply to each full or partial fiscal year during or in which such Award may be earned, and such limitations shall apply individually to each Performance-Based Award and not in the aggregate, to the extent multiple Performance-Based Awards are granted in respect of performance periods that contain overlapping fiscal years of the Company.

(c)	The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, during any period when Section 162(m) of the Code is applicable to the Company and the Plan and such Performance-Based Award is intended to be deductible by the Company under Section 162(m) of the Code, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification, to the extent applicable, is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, to the extent applicable, elect to defer payment of a Performance-Based Award.

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ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

10. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Shares or other corporate exchange, any equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any Person shall make such substitution or adjustment as it deems reasonably necessary to address, on an equitable basis, the effect of such event (subject to Section 20), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant, (iii) the maximum amount of a Performance Based Award that may be granted during a fiscal year to any Participant, (iv) the Option Price or exercise price of any Award and/or (v) any other affected terms of such Awards.

(b)	Change in Control. In the event of a Change in Control that occurs after the Effective Date, unless the Committee otherwise provides in any applicable Award agreement at the time of the initial grant or in connection with the Change in Control:

(i)	If the successor or acquiring entity in the Change in Control does not agree to provide for the issuance of substitute Awards on an equitable basis in a manner consistent with Section 10(a) of the Plan (such Awards, “Substitute Awards”), as determined by the Committee in its sole discretion, then (x) any outstanding Awards held by a Participant at the effective time of such Change of Control that are unexercisable or otherwise unvested or subject to lapse restrictions and are not assumed by a successor corporation in connection with such Change in Control shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions and (y) the Committee shall (subject to Section 20 of the Plan), (A) cancel Awards for fair value (as determined in the sole discretion of the Committee), to the extent permitted under Section 409A of the Code, which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price or exercise price of such Options or Stock Appreciation Rights, or (B) provide that for a period of at least ten (10) days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all Shares subject thereto and the Committee may further provide that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect. For the avoidance of doubt, pursuant to clause (A) above, the Committee may cancel Options and Stock Appreciation Rights for no consideration if the aggregate Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights is less than or equal to the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights.

(ii)	If the successor or acquiring entity in the Change in Control does agree to provide for the issuance of Substitute Awards, then any outstanding Awards held by a Participant at the effective time of such Change of Control that are unexercisable or otherwise unvested or subject to lapse restrictions shall not automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of the Change in Control; provided, however, that if, at any time during the two-year period following a Change in Control the Participant’s Employment with the Company and its Subsidiaries is terminated under a circumstance that would give rise to the Participant’s right to the payment of severance compensation pursuant to any Company or Subsidiary severance plan, policy, arrangement or agreement, as of such date of termination, any then-unvested Awards outstanding hereunder shall become automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions.

(iii)	If the Committee establishes terms for the vesting or exercisability of any Award in connection with a Change in Control that vary from the provisions set forth above in this Section 10(b) (i.e., the Committee provides for the vesting of an unvested Award at the time of a Change in Control where the acquiring or successor entity has agreed to provide for the issuance of Substitute Awards), then the same such terms must apply to all other Awards having substantially similar vesting or exercisability terms that are held by all other Participants as of such time. For the avoidance of doubt, at the time of a Change in Control, the Committee shall not be required to provide for similar treatment of Awards that are subject to vesting and exercisability terms that are dissimilar.

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ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

11. Forfeiture/Clawback

The Committee may, in its sole discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

12. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any of its Subsidiaries to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Subsidiary’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13. Securities Laws

The Board may refuse to instruct the Company to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of applicable securities laws, including, without limitation, laws of the United States (and any state thereof), and the Netherlands.

14. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

16. Amendments or Termination

Subject to the limitations imposed under Sections 6(f) and 7(d) of this Plan, the Board may amend, alter or discontinue the Plan, and the Board or the Committee may amend, alter or discontinue any outstanding Award, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company to the extent such approval is (i) required by, or (ii) desirable to satisfy the requirements of, in each case, any applicable law, regulation or other rule, including, the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Shares, (b) without the consent of a Participant, if such action would materially and adversely affect any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that (to the extent not prohibited under clause (a)(i) above) the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants).

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ANNEX A – Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan

17. International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or a Subsidiary.

18. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws, except to the extent that the matter in question is mandatorily required to be governed by Netherlands law, in which case it will be governed by the applicable provision of Netherlands law.

19. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

20. Section 409A of the Code

To the extent applicable, this Plan and all Awards granted hereunder are intended to comply with or be exempt from Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. References under the Plan or an Award to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Committee, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).

The Company shall use commercially reasonable efforts to implement the provisions of this Section 20 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 20.

21. Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

22. Fractional Shares

Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

2013 Proxy Statement	Nielsen Holdings N.V.	A-11

ANNEX A – AMENDED AND RESTATED NIELSEN HOLDINGS 2010 STOCK INCENTIVE PLAN

23. Severability

If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

2013 Proxy Statement	Nielsen Holdings N.V.	A-12

NIELSEN HOLDINGS N.V. 40 DANBURY ROAD WILTON, CT 06897-4445

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 6, 2013 (May 2, 2013 for 401(k) plan shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NLSN

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 6, 2013 (May 2, 2013 for 401(k) plan shareholders). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by May 6, 2013 (May 2, 2013 for 401(k) plan shareholders).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54178-P32744                                KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NIELSEN HOLDINGS N.V.

The Board of Directors recommends you vote FOR each of the nominees on Proposal 3, and FOR Proposals 1, 2, 4, 5, 6, 7 and 8				For	Against	Abstain
1.

To (a) adopt our Dutch statutory annual accounts for the year ended December 31, 2012 and (b) authorize the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2013, in the English language.

				☐	☐	☐

2.	To discharge the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2012.			☐	☐	☐					For	Against	Abstain
								3j.	Robert Reid		☐	☐	☐
3.	To elect the Executive and Non-Executive Directors of the Board of Directors listed below. Nominee to Executive Director:							3k.	Javier G. Teruel		☐	☐	☐
							4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.			☐	☐	☐
	3a.	David L. Calhoun		☐	☐	☐	5.	To appoint Ernst & Young Accountants LLP as our auditor who will audit our Dutch statutory annual accounts for the year ending December 31, 2013.			☐	☐	☐
Nominees to Non-Executive Directors:
	3b.	James A. Attwood, Jr.		☐	☐	☐	6.	To approve the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan.			☐	☐	☐

	3c.	Richard J. Bressler		☐	☐	☐	7.

To approve the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 7, 2014 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded.

											☐	☐	☐
	3d.	Patrick Healy		☐	☐	☐
	3e.	Karen M. Hoguet		☐	☐	☐
	3f.	James M. Kilts		☐	☐	☐
	3g.	Alexander Navab		☐	☐	☐
	3h.	Robert Pozen		☐	☐	☐
	3i.	Vivek Ranadivé		☐	☐	☐	8.	To approve, in a non-binding, advisory vote, the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to the rules of the Securities and Exchange Commission.			☐	☐	☐

	Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)		Date

Admission Ticket	DIRECTIONS: Please visit www.cliffordchance.com or call their offices in Amsterdam, the Netherlands at 31-20-711-9000.

NIELSEN HOLDINGS N.V.

Annual Meeting of Shareholders

May 7, 2013

9:00 a.m. (Eastern Time)

www.virtualshareholdermeeting.com/NLSN

or

The offices of Clifford Chance LLP

Droogbak 1A

Amsterdam, the Netherlands

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. You will need the

12-digit control number included on this proxy card in order to access the proxy materials on www.proxyvote.com.

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M54179-P32744

NIELSEN HOLDINGS N.V.
Annual Meeting of Shareholders May 7, 2013 9:00 AM (Eastern Time) This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of Nielsen Holdings N.V. hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof, acknowledges receipt of the Proxy Statement, dated April 15, 2013, and appoint(s) David L. Calhoun, Brian J. West, James W. Cuminale and Harris Black, and each of them, as the undersigned’s true and lawful proxies, each with the power to appoint his substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of NIELSEN HOLDINGS N.V. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on Tuesday, May 7, 2013, and at any adjournment or postponement thereof, upon all subjects that may properly come before the annual meeting, including, the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF PROPOSALS 1 THROUGH 8, WHICH PROPOSALS ARE LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE